UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Core Laboratories Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CORE LABORATORIES INC.

6316 Windfern Road

Houston, Texas 77040

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 12, 2026

Dear Shareholder:

You are cordially invited to attend our 2026 annual meeting of shareholders (the “Meeting”) of Core Laboratories Inc. (the “Company”), which will be held at the Hotel Zaza, Memorial City, 9787 Katy Freeway, Houston, Texas 77024, on Tuesday, May 12, 2026 at 9:00 a.m. Central Daylight Time (“CDT”). The Meeting is being held for the following purposes as proposed by the Board:

1.
To re-elect two current Class I Directors to serve under the terms and conditions described in the proxy statement until our annual meeting in 2029 and until their successors shall have been duly elected and qualified;
2.
To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for the year ending December 31, 2026;
3.
To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis (“CD&A”), and the compensation of the Company’s named executive officers as disclosed pursuant to the United States Securities and Exchange Commission’s compensation disclosure rules, including the compensation tables; and
4.
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The election of the Company’s Board members as described in agenda item no. 1 and the topics covered by agenda item nos. 2 and 3 have largely been presented to and approved by our shareholders at our prior annual meetings.

A list of shareholders entitled to vote at the Meeting will be available for review by any shareholder at our offices in Houston Texas, located at 6316 Windfern Road, Houston, Texas 77040. The list will be available for review beginning on the 10th calendar day preceding the Meeting through the close of the Meeting.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the Meeting is limited to shareholders as of the close of business Eastern Daylight Time on March 18, 2026, Company management and Company advisors. Registration will begin at 8:00 a.m. CDT and the Meeting will begin at 9:00 a.m. CDT on May 12, 2026. Each shareholder desiring to attend MUST bring proof of share ownership as of March 18, 2026 with him/her to the Meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company beforehand to indicate your plan to attend. Registration may be made by contacting the Company’s Secretary as described in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the Meeting.

It is important that your shares be represented at the Meeting regardless of whether you plan to attend. In order to be able to vote at the Meeting, you must be a record holder of shares (or otherwise a person with voting rights with respect to shares) at the close of business Eastern Daylight Time on March 18, 2026. Please mark, sign, date and return the accompanying proxy card accordingly, vote online or vote by phone, all as described in further detail in the proxy statement. If you are present at the Meeting and wish to do so, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Lawrence Bruno
Chairman

Houston, Texas

March 31, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2026

The Notice of 2026 Annual Meeting of Shareholders and the Proxy Statement for the 2026 Annual Meeting of Shareholders, together with the Company’s Annual Report to Shareholders, are available free of charge at www.proxyvote.com.

CORE LABORATORIES INC.

6316 Windfern Road

Houston, Texas 77040

PROXY STATEMENT

ABOUT THE 2026 ANNUAL MEETING OF SHAREHOLDERS

WHY HAVE I RECEIVED THESE MATERIALS?

This proxy statement and the accompanying proxy card are first being made available to you on the Internet on March 31, 2026, and written notice has been sent to our shareholders in a manner consistent with applicable law. If you receive notice of the materials and wish to request a physical copy of the materials be sent to you, those materials will be mailed to you upon receipt of your request. These materials are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Core Laboratories Inc. (the “Company”) for use at our 2026 annual meeting of shareholders (the “2026 Annual Meeting” or the “Meeting”), to be held at the Hotel Zaza, Memorial City, 9787 Katy Freeway, Houston, Texas 77024, on Tuesday, May 12, 2026 at 9:00 a.m. CDT for the purpose of voting on the proposals described in this proxy statement.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making this proxy statement and our Annual Report on Form 10-K (the “Annual Report”) available on the Internet. In order to be able to comply with applicable electronic notification deadlines, we will mail a notice to those persons who were shareholders as of the close of business Eastern Daylight Time on March 18, 2026, containing instructions on how to access the proxy statement and Annual Report and vote online or by phone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The proxy materials will be posted on www.proxyvote.com and on the Company’s website, www.corelab.com. See the section below on “WHO IS ENTITLED TO VOTE” for the record date related to voting your shares.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

WHAT AM I VOTING ON?

You will be voting on the following matters proposed by the Board:

1.
To re-elect two current Class I Directors to serve under the terms and conditions described in the proxy statement until our annual meeting in 2029 and until their successors shall have been duly elected and qualified;
2.
To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for the year ending December 31, 2026;
3.
To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis (“CD&A”), and the compensation of the Company’s named executive officers as disclosed pursuant to the U.S. Securities and Exchange Commission’s compensation disclosure rules, including the compensation tables;
4.
To transact such other business as may properly come before the 2026 Annual Meeting or any adjournment thereof.

WHO IS ENTITLED TO VOTE?

We are sending notice of the 2026 Annual Meeting to those shareholders who hold shares of common stock at the close of business Eastern Daylight Time on March 18, 2026 in order to be able to comply with applicable electronic notification deadlines. As of March 18, 2026, there were 46,048,268 shares of common stock outstanding. Our shares of common stock are the only class of capital stock outstanding and entitled to notice of and to vote at the Meeting. Each outstanding share of common stock (consisting of issued shares excluding common stock held by the Company) is entitled to one vote. Holders of common stock do not have the right to cumulative voting in the election of directors.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares as of March 18, 2026 through an account with our transfer agent, Computershare, you can vote by mail by completing, signing and returning the accompanying proxy card or you may vote online at www.proxyvote.com or by phone: +1-800-690-6903.

If you hold your shares, as of March 18, 2026, through an account with a bank or broker, you may vote by mail, online or by phone by following the directions that your bank or broker provides.

In order for your mailed or online vote or vote cast by phone to be counted, it must be received on or before 11:59 p.m. Eastern Daylight Time on Monday, May 11, 2026. The official electronic voting results will be those reported by our vote tabulator, Broadridge Financial Solutions, in its final report upon the close of business Eastern Daylight Time on Monday, May 11, 2026. Any other proxies that are actually received in hand by our Secretary before the polls close at the conclusion of voting at the meeting will be voted as indicated.

MAY I VOTE AT THE MEETING?

If you are a registered shareholder as of March 18, 2026, you may vote your shares at the meeting if you attend in person. If you hold your shares as of March 18, 2026 through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the Meeting is limited to shareholders as of the close of business Eastern Daylight Time on March 18, 2026, as well as Company management and Company advisors. Registration will begin at 8:00 a.m. CDT and the Meeting will begin at 9:00 a.m. CDT on May 12, 2026. Each shareholder desiring to attend MUST bring proof of share ownership as of March 18, 2026 with him/her to the Meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company’s Secretary as described further in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the Meeting.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the conclusion of voting at the Meeting. You may revoke your proxy (1) by giving written notice to Mark D. Tattoli, Secretary, Core Laboratories Inc., 6316 Windfern Road, Houston, Texas 77040, at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the Meeting.

If you hold your shares through an account with a bank or broker, you may revoke your proxy by following the instructions provided to you by your bank or broker, or by obtaining a legal proxy from your bank or broker and voting in person at the Meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted “FOR” all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the Meeting.

WHAT VOTE IS REQUIRED?

The attendance in person or by proxy of holders of a majority of the shares of common stock entitled to vote at the Meeting will constitute a quorum.

Our Bylaws provide that shares of common stock abstaining from voting will count as shares present for the purpose of determining the presence or absence of a quorum. The Bylaws also provide that broker non-votes will count as shares present at the Meeting or for the purpose of determining the presence or absence of a quorum. A “broker non-vote” occurs if you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange (“NYSE”).

At the 2026 Annual Meeting, your broker nominee will not be able to submit a vote on any matter other than the ratification of the appointment of the independent registered public accounting firm, unless it receives your specific instructions. If your nominee does not receive your specific instructions for the remaining proposals, it will submit a broker non-vote.

Under the Company’s Bylaws, Proposal 1 will require a plurality of votes cast in order to be adopted. Proposals 2 and 3 are non-binding advisory votes. Proposals 2 and 3 will require the affirmative vote of a majority of shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote on such proposal.

For more information on each of the proposals, please see the section entitled “Agenda Items” beginning on page 56 of this proxy statement.

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

We will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common stock. The solicitation of proxies by the Board will be conducted by mail and through the Internet. In addition, certain members of the Board, as well as our officers and regular employees may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. We have retained Okapi Partners LLC to assist in the solicitation of proxies for a fee of $9,500 plus out-of-pocket expenses, which fee and other expenses will be paid by the Company. In addition to solicitation of proxies, Okapi Partners LLC may provide advisory services as requested pertaining to the solicitation of proxies.

OWNERSHIP OF SECURITIES

Security Ownership by Certain Beneficial Owners and Management

The table below sets forth certain information, as of March 18, 2026, with respect to the common stock beneficially owned, or expected to be beneficially owned by:

•
each person known by us to be the beneficial owner of more than 5% of our outstanding shares;
•
each currently serving Director;
•
each nominee for election as Director;
•
each of our named executive officers in 2026;
•
all Directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Outstanding (2)
Ariel Investment, LLC (3)	13,733,568	29.82%
BlackRock, Inc. (4)	7,261,751	15.77%
Disciplined Growth Investors Inc (5)	5,166,914	11.22%
Earnest Partners LLC (6)	3,221,043	6.99%
Lawrence Bruno	257,438	*
Christopher S. Hill	110,202	*
Gwendolyn Y. Gresham	33,226	*
Mark D. Tattoli	27,361	*
Martha Z. Carnes	46,328	*
Harvey Klingensmith	41,962	*
Kwaku Temeng	25,528	*
Katherine Murray	21,221	*
Curtis Anastasio	15,736	*
Rob Martinovich	—	*
All current Directors and executive officers as a group (10 persons)	579,002	*
* Represents less than 1%.

(1)
Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares listed.
(2)
Based upon 46,048,268 shares of common stock of Core Laboratories Inc. outstanding as of March 18, 2026.
(3)
Based upon Amendment No. 8 to Schedule 13G filed with the SEC on November 14, 2025, Ariel Investment, LLC is deemed to be the beneficial owner of 13,773,568 shares. Ariel Investment, LLC has sole voting power of 13,013,344 shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. Ariel Investments’ current address is 200 East Randolph Street, Suite 2900, Chicago, Illinois 60601.
(4)
Based upon Amendment No. 3 to Schedule 13G filed with the SEC on April 29, 2025, BlackRock, Inc. is deemed to be the beneficial owner of 7,261,751 shares. BlackRock, Inc has sole voting power of 7,172,515 shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. BlackRock, Inc’s current address is 50 Hudson Yards New York, NY 10001.
(5)
Based upon Amendment No. 5 to Schedule 13G filed with the SEC on February 17, 2026, Disciplined Growth Investors Inc is deemed to be the beneficial owner of 5,166,914 shares. Disciplined Growth Investors Inc has sole voting power of 4,668,306 shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. Disciplined Growth Investors Inc’s current address is 150 South Fifth Street, Suite 2550, Minneapolis, MN 55402.
(6)
Based upon Amendment No. 12 to Schedule 13G filed with the SEC on February 12, 2026, Earnest Partners, LLC is deemed to be the beneficial owner of 3,221,043 shares. Earnest Partners, LLC has sole voting power of 2,026,540, shared voting power of 298,965 shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. Earnest Partners, LLC’s current address is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires Directors, named executive officers and persons who own more than 10% of our shares, among others, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of our shares with the SEC and the NYSE. Such filers are required by SEC regulations to furnish us with copies of all such forms that they file.

Based solely on its review of reports and written representations that the Company has received, the Company believes that all required Section 16 reports were timely filed during 2025.

Equity Compensation Plan Information

We have two main incentive plans, our 2024 Long-Term Incentive Plan (“LTIP”), and our 2023 Non-Employee Director Stock Incentive Plan (“2023 Director Plan”), both of which have been approved by our shareholders. The following table shows the balance of shares in each plan that remain available for future issuance and the number of shares that have been awarded, but not yet vested, under each of the equity compensation plans as of December 31, 2025.

	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by our shareholders
LTIP	1,798,471	—	1,442,168
2023 Director Plan	48,414	—	392,560
Equity compensation plans not approved by our shareholders	—	—	—
Total	1,846,885	—	1,834,728

Performance Graph

The following performance graph compares the performance of our common stock to the Standard & Poor’s (“S&P”) 500 Index, the S&P 500 Oil & Gas Equipment & Service Index and the Philadelphia Oil Service Index (“OSX”) for the period beginning December 31, 2020 and ending December 31, 2025. Core Laboratories is an established member of the OSX, which includes a greater concentration of our most direct peers.

The graph assumes that the value of an investment in our common stock and each index was $100 at December 31, 2020 and that all dividends were reinvested. The shareholder return set forth below is not necessarily indicative of future performance. The following graph and related information is “furnished” and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

INFORMATION ABOUT OUR DIRECTORS AND DIRECTOR COMPENSATION

Board of Directors

Set forth below is the biographical information for our Directors who will serve following the 2026 Annual Meeting and their respective committee assignments, including individuals who have been nominated for election as Class I Directors. You may vote for all, any one or more, or none of the nominees.

Nominees for Class I Directors (Term to Expire 2029)

Harvey Klingensmith

•
Director since 2020
•
Chairman of the Compensation Committee and member of the Nominating Committee
•
Age: 73

Mr. Klingensmith, a native of Denver, Colorado, retired from executive office at the end of January 2019 after numerous executive leadership positions in the oil and gas industry. Mr. Klingensmith co-founded and served as Chief Executive Officer and Board member of Ajax Resources LLC (“Ajax”), an exploration and production company focused on oil and gas development in the Permian Basin. He served as Chief Executive Officer from its founding in July 2015 until October 2017 and served on the Board until its sale in 2018. As Co-Founder and Chief Executive Officer of Ajax, Mr. Klingensmith was instrumental in successfully putting together the $425 million financing package necessary to start Ajax; recruited key personnel needed to build and run the business; and executed key business initiatives that resulted in production growth from 2,000 to 18,500 barrels of oil equivalent per day and Ajax’s sale to Diamondback Energy for $1.24 billion. Mr. Klingensmith was also President of Wyatt Energy LLC, a privately held, independent oil and gas exploration and production company based in Houston, Texas, focused on the identification of and investment in unique opportunities in the oil and gas space, from April 2014 through January 2018. He led this effort simultaneously with his roles at Ajax.

Mr. Klingensmith also co-founded and served as Chief Executive Officer of Spoke Resources Ltd. (“Spoke”), including its predecessor entity Stone Mountain Resources Ltd (“Stone”), from April 2006 through August 2018. Spoke was a large natural gas production company headquartered in Calgary, Alberta, and had its primary producing asset in NE British Columbia before its sale to Surmont Oil and Gas in 2018. During his tenure at Spoke and Stone, Mr. Klingensmith led efforts to raise capital, headed operations and production growth as well as gained experience with financially distressed companies during Stone’s entry into receivership and exit as Spoke before its sale to Surmont Oil and Gas in 2018. Prior to entering the private space Mr. Klingensmith had served as President of El Paso Canada (2002-2004), Senior Vice President Worldwide Exploration for Coastal Oil and Gas (1994-2001), and Vice President of Worldwide Exploration of Maxus Energy (1986-1993). Mr. Klingensmith received dual Bachelor of Science degrees in Geological Engineering and Geophysical Engineering from the Colorado School of Mines in 1975. He is an active member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists and the Society of Exploration Geophysicists. Mr. Klingensmith’s over 44 years of diverse experience in the upstream oil and gas business along with his proven leadership and executive oversight experience make him a valuable addition to our board.

Curtis Anastasio

•
Director since 2023
•
Member of the Audit Committee
•
Age: 69

Mr. Anastasio retired from executive office in 2013, having spent over 35 years in various leadership positions in the upstream, midstream and downstream sectors of the oil and gas industry. At various stages over the course of his career, Mr. Anastasio has been responsible for supply, trading, transportation, marketing, business development and legal & regulatory affairs. He began his career in the industry in 1988 with Ultramar plc (“Ultramar”), an integrated oil and gas company with assets principally in the United States, Canada, Latin America, the United Kingdom and Asia Pacific. In a series of acquisitions, Ultramar’s midstream assets were ultimately acquired by NuStar Energy L.P. (“NuStar”), a publicly traded energy master limited partnership based in San Antonio, Texas. Mr. Anastasio was appointed President and Chief Executive Officer of NuStar in April 2001, leading the company’s initial public offering. He served in that role until his retirement on December 31, 2013. Under Mr. Anastasio’s leadership, NuStar grew from a small business to a Fortune 500 company. NuStar received many awards and recognition during his tenure, including being named by Fortune magazine as one of the 100 Best Companies to Work for in America every year since 2007 and Forbes Magazine’s 100 Most Trustworthy Companies. In 2013, Mr. Anastasio was elected to the San Antonio Business Hall of Fame. Mr. Anastasio presently serves on the boards of two publicly traded companies, both of which are listed on the New York Stock Exchange. From May 2014 until July 2023, he served as the Executive Chairman of GasLog Partners L.P., an international owner, operator and manager of liquefied natural gas carriers, providing support to international energy companies as part of their LNG logistics chain.

As Executive Chairman, he led the company’s initial public offering in May 2014. Mr. Anastasio also serves on the Board and as Chairman of the Audit Committee of Par Pacific Holdings, Inc., an energy company with primary interests in refining, retail and logistics, including a refining, marketing and logistics business in Hawaii, refining and logistics businesses in Washington, Montana and Wyoming and a retail distribution network in the Pacific Northwest. The company also owns an equity interest in a joint venture focused on natural gas production. Finally, Mr. Anastasio served on the Board and as Chairman of the Audit Committee of The Chemours Company for ten years from 2015 through 2025, a multinational specialty chemicals company providing titanium technologies, fluoroproducts and chemical solutions. Mr. Anastasio also served as a director of the Federal Reserve Bank of Dallas for six years from 2014 through 2019. In addition to participating in various volunteer activities, Mr. Anastasio has served as Chairman of the Board of Trustees of the United Way of San Antonio and Bexar County, Chairman of the Alamo Area Council of the Boy Scouts of America, and Chairman of the National Association of Publicly Traded Partnerships. Mr. Anastasio received a Juris Doctorate degree from Harvard Law School in 1981 and a Bachelor of Arts degree, magna cum laude, from Cornell University in 1978. Prior to focusing his career on the oil and gas industry, Mr. Anastasio worked in private practice as a corporate attorney in New York City.

Continuing Class II Directors (Term to Expire 2028)

Martha Z. Carnes

•
Director since 2016
•
Lead Director and Chairman of the Audit Committee
•
Age: 65

Ms. Carnes retired from PricewaterhouseCoopers LLP (“PwC”) in June 2016, where she had a 34-year career with the firm. She was an Assurance Partner serving large, publicly traded companies in the energy industry. Ms. Carnes held a number of leadership positions with PwC including the Houston office Managing Partner. She also served as PwC’s Energy and Mining leader for the United States where she led the firm’s energy and mining assurance, tax and advisory practices. In these roles, she was responsible for leading the design and execution of the market and sector strategies, business development, compensation, professional development, succession planning, and client satisfaction. As an Assurance Partner, Ms. Carnes had vast experience with capital markets activities and was the lead audit partner on some of the largest merger and acquisition transactions completed in the energy sector at that time. Ms. Carnes also served as one of PwC’s Risk Management Partners and was PwC’s United States representative on the firm’s Global Communities Board. She is a certified public accountant.

Since December 2019, she has served as a director of SunCoke Energy, Inc., whose principal businesses are cokemaking and logistics, and is the Chair of the Audit Committee. Since July 2017, Ms. Carnes has also served as a director of Matrix Service Company, a services company that provides engineering, fabrication, infrastructure, construction, and maintenance services primarily to the oil, gas, power, petrochemical, industrial, agricultural, mining and minerals markets, where she chairs the Audit Committee and is a member of the Compensation and Nominations and Governance Committees. She is also a Member Representative for Ohio Valley Midstream, a member managed limited liability corporation engaged in natural gas and natural gas liquids gathering and processing. She is a member of the Board of Trustees at Texas Children’s Hospital where she chairs the Brand, Planning and Philanthropy Committee and serves on the Executive Committee and Audit, Risk and Compliance Committee. Ms. Carnes is also a member of the Board of the Barbara Bush Houston Literacy Foundation where she chairs the Compensation Committee. Her financial expertise and experience in working with and auditing public companies in the energy industry, and her operational experience at PwC, a professional services firm, allow her to provide important insight to the Company.

Katherine Murray

•
Director since 2022
•
Member of the Audit Committee and member of the Compensation Committee
•
Age: 64

Following a 33-year career serving the energy sector as a senior finance executive to large global corporations and as a public accountant, Ms. Murray retired from executive office in 2018. From that time, she has worked as an independent financial consultant and, since January 2024 has served as Chief Financial Officer for The Coalition for the Homeless, a non-profit organization addressing homelessness in Houston and Harris County, Texas. From January 2021 to December 2023, she was Chairman of the Board and served as a member of the Finance and Communications Committees for the Foundation for the Women’s Energy Network, a non-profit organization serving women in energy. From January 2013 until May 2018, Ms. Murray held progressive financial leadership roles at McDermott International, Inc. (“McDermott”), a global provider of engineering, procurement, construction, and installation solutions to the energy industry. Most recently, from 2017 to 2018, she served as Vice President and Regional Chief Financial Officer, Worldwide Finance Operations for McDermott’s global assets and projects group. Her responsibilities included financial reporting, operational accounting, financial planning, tax, and strategic planning. Previously, from 2015 to 2017, she served as Vice President and Treasurer, where she was responsible for implementing strategies to optimize McDermott’s capital structure and cash flows. Through these roles, Ms. Murray gained extensive experience managing lender arrangements and relationships across the globe, including the U.S., Europe, and the Middle East.

From 2016 to 2017, she also worked in Investor Relations for McDermott, and became responsible for optimizing shareholders’ and analysts’ relations and communications, including outreach programs in the U.S. and Europe. Prior to this time, from 1991 to 2012, Ms. Murray held progressive positions at El Paso Corporation (formerly Tenneco Gas, Inc.), a provider of natural gas and related energy products. As Senior Vice President, Tax from 2001 to 2012, she was responsible for over $600 million of annual taxes, and gained significant experience in financial reporting, internal controls, worldwide compliance, tax litigation, entity structuring and financial planning and analysis. She was also a key contributor to El Paso Corporation’s strategic initiatives, including mergers and acquisitions, dispositions and the ultimate $3 billion sale of the business to Kinder Morgan in 2012. Ms. Murray began her career with Arthur Andersen, serving in their energy tax practice, and is a member of the Texas Society of Certified Public Accountants. She earned a Bachelors in Business Administration with a minor in Accounting from the University of St. Thomas. Ms. Murray’s financial expertise and extensive experience working in senior finance roles in large global energy companies, as well as her public accounting experience, allow her to contribute key insights to the Company.

Rob Martinovich

•
Director since 2025
•
Member of the Nominating Committee
•
Age: 68

Mr. Martinovich retired from ONEOK, a diversified energy infrastructure company headquartered in Tulsa, Oklahoma, in December 2022, after a 15-year career with the company. He was Executive Vice President and Chief Administrative Officer, responsible for environment, safety and health (“ESH”), human resources, corporate services and information technology. Mr. Martinovich also served as Executive Vice President - Commercial of ONEOK, Executive Vice President - Operations of ONEOK and ONEOK Partners, and Executive Vice President, Chief Financial Officer and Treasurer of ONEOK and ONEOK Partners. He was also ONEOK’s Chief Operating Officer responsible for natural gas distribution and energy services segments, as well as the company’s ESH and technical services organizations. He started his ONEOK career in 2007 as President of ONEOK Partners natural gas gathering and processing commercial and operations activities in the Mid-Continent and Rockies. Before joining ONEOK, Mr. Martinovich was Group Vice President of ESH, operations, and technical services at DCP Midstream, LLC (“DCP Midstream”). He started with the company in 2000 as Senior Vice President responsible for the Permian Basin assets, then held the same position overseeing the Mid-Continent and Rocky Mountain assets.

Mr. Martinovich went to DCP Midstream after a 20-year career at Phillips Petroleum Company (“Phillips”). He was Senior Vice President of GPM Gas Corporation, the natural gas gathering, processing and marketing subsidiary of Phillips. He joined Phillips as a resin development engineer in 1980 and held various positions in the research and development and the plastics divisions before holding several leadership positions at GPM Gas Corporation. Mr. Martinovich has been a board member of the Saint Simeon’s Foundation since 2019. He is also an advisory council member of Grand Mental Health. A prior board member, campaign chair and board chair with the Tulsa Area United Way (“TAUW”), Mr. Martinovich served as the Endowment Committee Chair in conjunction with the 2024 TAUW centennial. He previously served on the board of the YMCA of Greater Tulsa for nine years and the Tulsa Community College Foundation for seven years. Mr. Martinovich’s extensive executive leadership and broad expertise in the midstream sector allow him to provide important insight to the Company.

Continuing Class III Directors (Term to Expire 2027)

Lawrence Bruno

•
President, Chief Executive Officer and Chairman
•
Director since 2018
•
Age: 66

Mr. Bruno became President of the Company on February 1, 2018, and on January 1, 2019, he also assumed the position of Chief Operating Officer. On May 20, 2020, Mr. Bruno succeeded Mr. David Demshur as the Chairman of the Board and Chief Executive Officer and has led the Company’s global operations for both of its business segments, Reservoir Description and Production Enhancement. Over the last several years, Mr. Bruno has served as a technical spokesperson for many investor presentations and panels in the oil and gas industry and has been instrumental in driving the Company’s technology innovation that will continue to be a critical strength in the years to come. Mr. Bruno previously led the Company’s global reservoir-based laboratories within the Company’s Reservoir Description segment, from July 2015 through January 31, 2018. Mr. Bruno has been in the industry for more than 40 years and with the Company for more than 27 years.

Prior to being named as President of the Petroleum Services division in July 2015, Mr. Bruno was the General Manager of U.S. Rocks from 1999 to July 2015. Prior to joining the Company, he was employed at an oil and gas service company for 14 years before it was acquired by the Company in 1999. Mr. Bruno received a Master of Science degree in Geology in 1987 from the University of Houston. Mr. Bruno’s extensive operations and management experience at the Company makes him well-suited to lead the Company as Chief Executive Officer and Chairman of the Board.

Kwaku Temeng

•
Director since 2021
•
Chairman of the Nominating Committee and member of the Compensation Committee
•
Age: 71

Mr. Temeng retired from Aramco Services Company (“ASC”) in Houston, Texas in May of 2021, where he served as Director of Upstream since 2007. During his tenure, he was responsible for managing Saudi Aramco’s upstream technology and business programs in North America. These included cultivating business relationships, evaluating commercial opportunities, performing analyses of technology trends and best practices, and overseeing technical studies undertaken by commercial laboratories, universities, and technology centers. Prior to his final assignment, Mr. Temeng worked for 14 years with Saudi Aramco in Saudi Arabia where he held a variety of professional, managerial, and advisory positions. He oversaw the company’s field development planning and budget, coordinated petroleum engineering studies, and served as a special advisor to senior management. He was instrumental in developing the framework for Saudi Aramco’s upstream research and development program. In his assignments with Saudi Aramco and ASC, Mr. Temeng combined his knowledge of engineering and economics to direct production planning, budgeting, and technical studies for the world’s largest producing company. He also administered contracts and relationships with all the major oilfield services companies, and in the process has gained great insight from the client perspective into what drives successful relationships between producing companies and service providers.

Before joining Saudi Aramco, Mr. Temeng worked in the U.S. as a petroleum engineer with Exxon Company USA and Mobil Oil Corporation. Mr. Temeng earned a Bachelor’s degree in Ocean Engineering from the Massachusetts Institute of Technology (MIT), a Master of Science, Master of Engineering and Doctorate degrees in Petroleum Engineering from Stanford University. He served as a member of the Stanford University Earth Sciences Advisory Board and the Society of Petroleum Engineers and is licensed as a professional petroleum engineer in the State of California. Mr. Temeng’s experience in the oil and gas industry and expertise in petroleum engineering allow him to provide valuable insight to the Company.

Non-Executive Director Compensation

The following table sets forth a summary of the compensation we paid to our non-executive Directors in 2025. Directors who are our full-time employees receive no compensation for serving as Directors.

Director Compensation

for Year Ended December 31, 2025

Name (1)	Fee Earned or Paid in Cash ($)	Stock Awards (2)(3) ($)	Total ($)
Curtis Anastasio	81,250	120,546	201,796
Martha Z. Carnes	132,500	120,546	253,046
Harvey Klingensmith	95,000	120,546	215,546
Rob Martinovich	40,000	89,409	129,409
Katherine A. Murray	85,000	120,546	205,546
Kwaku Temeng	97,500	120,546	218,046
(1)
Mr. Bruno is not included in this table because he received no additional compensation for his service as a Director. The compensation earned by Mr. Bruno in 2025 is shown under “Information About our Named Executive Officers and Executive Compensation-Summary Compensation.”
(2)
The amounts included in the “Stock Awards” column include the aggregate grant date fair value of the equity-based awards granted under the Restricted Share Award Program during 2025. This value was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation, by discounting the share price on the date of grant by dividends expected to be paid during the term of the award. Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements for the fiscal year ended December 31, 2025, and are included in our annual report on Form 10-K.
(3)
Each of our currently serving non-executive Directors received 8,069 shares of restricted stock, which were granted in 2025 and remain outstanding as of December 31, 2025 subject to fulfillment of vesting conditions.

Retainer/Fees

Each non-executive Director was paid the following amounts during fiscal year 2025:

•
a base annual retainer, payable semiannually in arrears, in the amount of $75,000.
•
an additional annual retainer, payable semiannually in arrears, for the following positions:
o
for our Lead Director, an additional $25,000;
o
for our Audit Committee chairman, an additional $25,000;
o
for our Compensation Committee chairman, an additional $20,000;
o
for our Nominating Committee chairman, an additional $12,500;
o
for each member of the Audit Committee, an additional $7,500;
o
for each member of the Compensation Committee, an additional $5,000;
o
for each member of the Nominating Committee, an additional $5,000; and
•
reimbursement for all out-of-pocket expenses incurred in attending any Board or committee meeting.

Equity-Based Compensation

Effective as of April 1, 2024, we made a grant of restricted shares to the non-executive Directors serving in 2024 in the amount of $150,000, divided by the closing price of the Company’s stock on January 10, 2024, rounded upwards to the nearest whole share for a total of 9,317 shares each. The restricted shares vested, without performance criteria, at the end of a one-year vesting period that began on April 1, 2024 and ended on April 1, 2025.

Effective as of April 1, 2025, we made a grant of restricted shares to the non-executive Directors serving in 2025 in the amount of $150,000, divided by the closing price of the Company’s stock on January 14, 2025, rounded upwards to the nearest whole share for a total of 8,069 shares each. The restricted shares will vest, without performance criteria, at the end of a one-year vesting period that began on April 1, 2025 and ends on April 1, 2026.

Outstanding awards granted to the current non-executive Directors require the recipient’s continued service as a director (other than termination of service due to death or disability) at the time of vesting for the recipient to receive the shares that would otherwise vest. In the event of an award recipient’s death or disability prior to the last day of these vesting periods, his or her restricted shares would vest in accordance with the aforementioned vesting schedules. If an award recipient’s service with us terminates (other than due to death or disability) prior to the last day of these vesting periods, his or her restricted shares would be immediately forfeited to the extent not then vested. In the event of a change in control (as defined in the 2023 Director Plan) prior to the last day of the aforementioned vesting periods and while the award recipient is in our service (or in the event of a termination of the award recipient’s service upon such change in control), all of the award recipient’s restricted shares will vest as of the effective date of such change in control.

Minimum Stock Ownership by Non-Executive Directors

The Compensation Committee has established a requirement that non-executive Directors must maintain equity ownership of Company stock, determined using the average price of the stock over the immediately preceding five years, in the minimum amount of five times the annual base retainer for the previous year. Non-executive Directors will be allowed five years to achieve that minimum equity ownership level. All current Directors are in compliance with the Compensation Committee’s requirements.

Policy against Insider Trading

The Company has a written policy governing the purchase, sale and other dispositions of the Company’s securities that is applicable to all Directors, Officers and employees of the Company, and to the Company itself in the repurchase of its securities. Among other things, the policy prohibits, without exception, (i) hedging or monetization transactions, including short sales, involving the Company’s securities, (ii) transactions involving Company-based derivative securities, including trading in options contracts, entering into straddle, collar, cap or floor arrangements, and writing puts or calls; (iii) purchasing Company securities on margin; and (iv) pledging Company securities as collateral for debt obligations.

2026 Non-Executive Director Compensation

Each non-executive Director serving in fiscal year 2026 will receive the same level of cash compensation in 2026 as received by Board members in 2025, and as further described above under “Retainer/Fees” on page 16 of this proxy statement.

In addition, effective as of April 1, 2026, we will award each of our non-executive Directors who will continue to serve on the Board after the conclusion of the 2026 Annual Meeting an amount of restricted shares equal to $150,000 based on the closing price of the Company’s stock on January 13, 2026, which was $19.00 rounded upwards to the nearest whole share, which amounts to 7,895 shares. The restricted shares will vest, without performance criteria, at the end of a one-year vesting period that will begin on April 1, 2026 and will end on April 1, 2027. This award will be subject to an agreement to be signed by each recipient.

Non-Executive Director Deferred Compensation Plan

In August 2025, the Board approved the adoption of a deferred compensation plan for non-executive directors, which allows members of the Board the opportunity to defer vesting of all or part of their restricted stock awards and receipt of their cash retainer to a future date. Deferred amounts, including cash retainers, are held in the director’s account in the form of Company common stock and dividends are automatically reinvested. The balance of the account would be distributed solely as shares of Company common stock upon a director’s retirement from the Board.

Board Structure

The Company has a single-tier board currently consisting of seven directors divided among three classes. Each class is elected for a three-year term such that the term of one class of directors expires at the annual meeting each year. Mr. Bruno currently serves as the Company’s Chief Executive Officer (the “CEO”) and as Chairman of the Board. Given the size of the Company, we believe our stakeholders are well served by having Mr. Bruno hold the Chief Executive Officer role along with being Chairman of the Board and that this is the most effective leadership structure for us at the present time. We also note that within our industry, the common practice is for the same person to hold both positions. We believe this structure has served us well for many years.

Ms. Carnes has served as our Lead Director since the 2020 annual meeting. The Lead Director has leadership authority and responsibilities and sets the agenda for, and leads all executive sessions of the independent directors, providing feedback, as appropriate, from those meetings to the Chairman of the Board. Ms. Carnes has served on the Board since 2016. She is deemed to be independent from the Company (according to applicable regulatory standards, as well as by shareholder advisory services such as Institutional Shareholder Services and Glass Lewis).

In its role providing risk oversight of the Company, the Board oversees our stakeholders’ interest in the long-term health and overall success of the Company and its financial strength, as well as the interests of the other stakeholders of the Company. The Board is actively involved in overseeing risk management for the Company, and each of our Board committees considers the risks within its areas of responsibility. The Board and each of our Board committees regularly discuss with management our major risk exposures, their potential financial impact on us and the steps we take to manage them.

Director Independence

In connection with determining the independence of each Director of the Company, the Board inquired as to any transactions and relationships between each Director and his or her immediate family and the Company and its subsidiaries, and reviewed and discussed the results of such inquiry. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that a Director is independent under the standards set forth by the NYSE. With regard to Messrs. Temeng, Klingensmith, Anastasio and Martinovich and Mmes. Carnes and Murray, none have ever held any position with the Company or any of its affiliates apart from their service on the Board and its committees, and all qualify as independent under Section 303A.02 of the NYSE Listed Company Manual.

As a result of this review, after finding no material transactions or relationships among the following Directors and the Company, the Board affirmatively determined that each of Messrs. Temeng, Klingensmith, Anastasio and Martinovich and Mmes. Carnes and Murray are independent under the applicable standards described above.

Board Meetings

The Board held four meetings in 2025. All Directors participated in 100% of the 2025 Board meetings. Additionally, all Directors participated in 100% of the meetings in 2025 of all committees on which he or she serves. Under our Corporate Governance Guidelines, Directors are expected to diligently fulfill their fiduciary duties to the Company, including preparing for, attending and participating in meetings of the Board and the committees of which the Director is a member. In 2025, all Directors participated in the 2025 annual meeting of shareholders. All current board members are expected to attend the 2026 Annual Meeting.

Our non-executive Directors meet separately in executive session without any members of management present. The Lead Director presides over each such session. If any of our non-executive Directors were to fail to meet the applicable criteria for independence, then our independent Directors would meet separately at least once a year in accordance with the rules of the NYSE.

Committees of the Board

The Board has three standing committees, the identities, memberships and functions of which are described below. Each Director who is at the time “independent” and who has never served as a director of any affiliate of the Company may be considered for committee assignment at any time during their term, as determined by the Board.

Audit Committee

The current members of the Audit Committee are Mmes. Carnes (Chairman) and Murray, and Mr. Anastasio, each of whom will continue in their respective roles following the conclusion of the 2026 Annual Meeting. The Audit Committee’s principal functions, which are discussed in detail in its charter, include making recommendations concerning the engagement of the independent registered public accountants, reviewing with the independent registered public accountants the plan and results of the engagement, approving professional services provided by the independent registered public accountants and reviewing the adequacy of our internal accounting controls. Additionally, the Audit Committee is responsible for overseeing the quality and effectiveness of the Company’s policies and procedures with respect to information technology systems, including enterprise cybersecurity and data privacy. Each member of the Audit Committee is independent, as defined by Section 10A of the Exchange Act and by the corporate governance standards set forth by the NYSE. Each member of the Audit Committee is financially literate, and Mmes. Carnes and Murray and Mr. Anastasio each qualify as an “audit committee financial expert” under the rules promulgated pursuant to the Exchange Act. The Audit Committee held four meetings in 2025. A copy of the Audit Committee’s written charter may be found on the Company’s website at https://www.corelab.com/corporate-business-executives. See “Audit Committee Report” beginning on page 53 of this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Messrs. Klingensmith (Chairman) and Temeng and Ms. Murray, each of whom will continue in their respective roles following the conclusion of the 2026 Annual Meeting. The Board has determined that each of the members of the Compensation Committee is (i) independent under the NYSE’s rules governing Compensation Committee membership and (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act.

The Compensation Committee’s principal functions, which are discussed in detail in its charter, include a general review of our compensation and benefit plans to ensure that they are properly designed to meet corporate objectives. The Compensation Committee reviews and approves the compensation of our Chief Executive Officer and our senior executive officers, granting of awards under our benefit plans and adopting and changing major compensation policies and practices. In addition to establishing the compensation for the Chief Executive Officer and our other named executive officers, the Compensation Committee reports its recommendations to the Board for review and approval of awards made pursuant to our LTIP. Pursuant to its charter, the Compensation Committee has the authority to delegate its responsibilities to other persons. The Compensation Committee held two meetings in 2025.

The Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. The consultant reports directly to the committee, which pre-approves the scope of work and fees charged. The Compensation Committee communicates to the consultant the role that management has in the analysis of executive compensation, such as the verification of executive and Company information as required by the consultant.

The Compensation Committee operates under a written charter. A copy of the Compensation Committee charter may be found on the Company’s website at https://www.corelab.com/corporate-business-executives. See “Compensation Committee Report” beginning on page 52 of this proxy statement.

Nominating Committee

The current members of the Nominating Committee are Messrs. Temeng (Chairman), Klingensmith and Martinovich, each of whom will continue in their respective roles following the conclusion of the 2026 Annual Meeting.

The Nominating Committee’s principal functions, which are discussed in detail in its charter, include recommending candidates to the Board for election as Directors, recommending candidates to the Board for appointment to the Board’s committees, reviewing succession planning for the Chief Executive Officer and other senior executive management, reviewing the Company’s sustainability strategies, evaluating the Company’s performance and compliance with its sustainability, corporate governance and social responsibility policies, and leading the Board in its annual review of the performance of the Board, its committees and management. Each member of the Nominating Committee is independent as defined by the corporate governance standards of the NYSE. The Nominating Committee held two meetings in 2025.

The Nominating Committee operates under a written charter. A copy of the Nominating Committee Charter may be found on the Company’s website at https://www.corelab.com/corporate-business-executives.

Qualifications of Directors

The Nominating Committee has the responsibility to make recommendations to the Board of Directors of candidates for the Board that the Nominating Committee believes will perform well in that role and maximize shareholder and stakeholder value. In considering suitable candidates for that position, the Nominating Committee considers, among other factors, the person’s reputation, knowledge, experience, integrity, independence, skills, expertise, business and regulatory acumen and time commitments. In addition to considering these factors on an individual basis, the Nominating Committee considers how these factors contribute to the overall variety and mix of attributes of our Board as a whole so that the members of our Board collectively possess the diverse knowledge and complementary attributes necessary to oversee our business. Directors should be exemplary representatives of the Company and be able to provide a wide range of management and strategic advice and be someone that the Company can count on to devote the required time and attention needed in providing oversight of the Company. In the case of current Directors being considered for re-nomination, the Nominating Committee will also take into account: (i) the Director’s tenure as a member of our Board; (ii) the Director’s history of attendance at meetings of the Board and committees thereof; (iii) the Director’s preparation for and participation in all meetings; and (iv) the Director’s contributions and performance as a member of the Board.

Six of the seven members of the Board who will serve following the 2026 Annual Meeting are considered independent under applicable SEC and NYSE standards. For this year’s Meeting and election, the Nominating Committee believes the candidates possess the characteristics outlined above and bring to the Board valuable skills that enhance the Board’s ability to manage and guide the strategic affairs of the Company in the best interests of our shareholders and our other stakeholders.

A more complete description of the specific qualifications of each of our Board members and of this year’s nominees are contained in the biographical information section beginning on page 9 of this proxy statement.

Director Nomination Process

From time to time the Nominating Committee may identify a need to add a new Board member that meets specific criteria or to fill a vacancy on the Board. The Nominating Committee reviews the candidacy of existing members of the Board whose terms are expiring and who may be eligible for re-election to the Board. The Nominating Committee also considers recommendations for nominees for directorships submitted by shareholders as provided below. The nomination process is outlined below:

•
If a new Board member is to be considered, the Nominating Committee initiates a search by seeking input from other Directors and senior management, and hiring a search firm, if necessary. Although the Nominating Committee does not have a formal policy with respect to diversity or apply a strict “Rooney Rule” approach, it considers a diverse pool of candidates for new member selection, considering each candidate’s individual business and professional experience, demonstrated leadership ability, breadth of skills and acumen (including financial, industry, technology, business growth and diversification, ESG and other specialized skills). We view and define diversity in a broad sense, which includes gender, ethnicity, age, education, industry/profession, experience, and leadership qualities. As part of the nomination process, the Nominating Committee together with the full Board strive to achieve a balance of diverse backgrounds with a complementary mix of skills, viewpoints and professional experience in areas relevant to the Company’s business strategy. Members of the Nominating Committee review the qualifications of prospective candidate(s), one or more of whom are then presented to the full Board for consideration and selection as a nominee.
•
Shareholders seeking to recommend Director candidates for consideration by the Nominating Committee may do so by writing to the Company’s Secretary at the address indicated on page 4 of this proxy statement, giving the recommended candidate’s name, biographical data and qualifications. The Nominating Committee will consider all candidates submitted by shareholders within the time period specified under “Other Proxy Matters - Information About Our 2027 Annual Meeting; Shareholder Proposals and Shareholder Access” below.
•
The Nominating Committee recommends to the Board the nominee(s) from among the candidate(s) under consideration, including existing members of the Board whose terms are expiring and who may be eligible for re-election to the Board, and new candidates, if any, identified as described above.
•
The nominee(s) are nominated by the Board and thereafter submitted to our shareholders for approval.

Mandatory Resignation & Retirement Policy

The Board has a mandatory resignation policy for directors in uncontested elections. Each director nominee who is running unopposed must submit to the Board an irrevocable resignation letter as a condition to being nominated. That letter is deemed tendered as of the date of the certification of the election results for each director who fails to achieve a greater number of votes “for” his or her election than votes “withheld” from such election. Resignation is only effective upon acceptance by the Board. The Nominating Committee will review the circumstances surrounding the election and recommend to the Board whether to accept or reject the resignation or take other appropriate action. The Board will act on the Nominating Committee’s recommendation, considering all factors that the Board believes to be relevant, and will publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results. The resignation, if accepted by the Board, will be effective at the time of the Board’s determination to accept the resignation.

The Board also has a mandatory retirement policy, which applies uniformly to all directors. Subject to waivers or extensions that may be granted by the Board in exceptional circumstances, a director must retire from the Board prior to the next annual meeting following his or her 77th birthday. This approach ensures that experienced directors may continue to contribute their knowledge and insight to the Company, while also allowing the Board flexibility to balance continuity with renewal.

Related Person Transactions

Related person transactions have the potential to create actual or perceived conflicts of interest between the Company and its Directors and/or named executive officers or any of their respective immediate family members. Under its charter, the Audit Committee is charged with the responsibility of reviewing with management and the Company’s independent registered public accountants (together and/or separately, as appropriate) insider and affiliated party transactions and potential conflicts of interest. The Audit Committee has delegated authority to review transactions involving employees, other than our named executive officers, to our General Counsel. We identify such transactions by distributing questionnaires annually to each of our Directors, officers and employees.

In deciding whether to approve a related person transaction, the following factors may be considered:

•
information about the goods or services proposed to be or being provided by or to the related party;
•
the nature of the transactions and the costs to be incurred by the Company or payments to the Company;
•
an analysis of the costs and benefits associated with the transaction and consideration of comparable or alternative goods or services that are available to the Company from non-related parties;
•
the commercial advantage the Company would gain by engaging in the transaction; and
•
an analysis of the significance of the transaction to the Company and to the related party.

To receive approval, the related person transaction must be on terms that are fair and reasonable to the Company, and which are on terms at least as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee requires that there is a Company business interest supporting the transaction and the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities. The Audit Committee has adopted a written policy that governs the approval of related person transactions.

There were no transactions that occurred during fiscal year 2025 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any director, director nominee, named executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

During 2025, no named executive officer served as:

•
a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose named executive officers served on our Compensation Committee;
•
a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose named executive officers served as one of our Directors; or
•
a director of another entity, one of whose named executive officers served on our Compensation Committee or the board of directors of one of our subsidiaries.

Communications with Directors; Website Access to Our Corporate Documents

Shareholders or other interested parties can contact any Director or committee of the Board of Directors by directing correspondence to Mark D. Tattoli, Secretary, Core Laboratories Inc., 6316 Windfern Road, Houston, Texas 77040. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

Our Internet address is www.corelab.com. Our Corporate Governance Guidelines, Code of Ethics and Corporate Responsibility and the charters of our Board committees are available on our website. We will also furnish printed copies of such information free of charge upon written request to our Investor Relations department (investor.relations@corelab.com).

We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC.

These reports are available free of charge through our website as soon as reasonably practicable after they are filed with the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC rules. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our Company that we file electronically with the SEC.

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation policies and practices and found they are not reasonably likely to have a material adverse effect on us. Our Compensation Committee and our Board are aware of the need to routinely assess our compensation policies and practices and will make a determination as to the necessity of this particular disclosure on an annual basis.

CORPORATE GOVERNANCE AND RESPONSIBILITY

Core Laboratories maintains a corporate governance page on its website that includes key information about corporate governance initiatives, including Corporate Governance Guidelines, a Code of Ethics and Corporate Responsibility, and committee charters for the Audit, Compensation, and Nominating Committees of the Board. The corporate governance page can be found at https://www.corelab.com/sustainability/governance.

The actions we are taking regarding corporate responsibility are posted both on our website and in our Annual Sustainability Report, which can be found at https://www.corelab.com/sustainability.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis section (“CD&A”) describes our executive compensation program as it relates to our Named Executive Officers (“NEOs”). This CD&A also summarizes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the 2025 performance year. Our NEOs for 2025 are listed below, along with the title each NEO held in 2025:

Name of Executive	Age	Title
Lawrence Bruno	66	Chairman, President and Chief Executive Officer
Christopher S. Hill	56	Senior Vice President and Chief Financial Officer
Gwendolyn Y. Gresham	58	Senior Vice President, Corporate Development and Investor Relations
Mark D. Tattoli	54	Senior Vice President, Secretary and General Counsel

Mr. Bruno, who is 66 years of age, became President of the Company on February 1, 2018, and on January 1, 2019, he also assumed the position of Chief Operating Officer. On May 20, 2020, Mr. Bruno succeeded Mr. David Demshur as the Chairman of the Board and Chief Executive Officer and has led the Company’s global operations for both of its business segments, Reservoir Description and Production Enhancement. Over the last several years, Mr. Bruno has served as a technical spokesperson for many investor presentations and panels in the oil and gas industry, and has been instrumental in driving the Company’s technology innovation that will continue to be a critical strength in the years to come. Mr. Bruno previously led the Company’s global reservoir-based laboratories within the Company’s Reservoir Description segment, from July 2015 through January 31, 2018. Mr. Bruno has been in the industry for more than 40 years and with the Company for more than 27 years. Prior to being named as President of the Petroleum Services division in July 2015, Mr. Bruno was the General Manager of U.S. Rocks from 1999 to July 2015. Prior to joining the Company, he was employed at an oil and gas service company for 14 years before it was acquired by the Company in 1999. Mr. Bruno received a Master of Science degree in Geology in 1987 from the University of Houston.

Mr. Hill, who is 56 years of age, has been with the Company for over 19 years, most recently as Chief Financial Officer, since May 24, 2018, after serving as Vice President, Chief Accounting Officer from May 2015 to May 2018. Since joining the Company in October 2006, Mr. Hill led the Company’s Investor Relations effort, was Corporate Group Controller based in Amsterdam, and was Controller of Financial Reporting. Prior to joining the Company, Mr. Hill was employed with Halliburton from August 2000 to October 2006 where he served as Corporate Director of Training and Accounting Research, until accepting a Controller position over Energy & Chemicals segment with the KBR Division. Mr. Hill started his career at Ernst & Young in January 1993 in the audit and attestation practice progressing to the manager level before leaving in August 2000 to join Halliburton. Mr. Hill has a B.B.A. in Accounting from Texas A&M University, and an M.B.A. degree from Rice University.

Ms. Gresham, who is 58 years of age, has been with the Company for over 19 years. Since 2016 Ms. Gresham has served as Senior Vice President, Corporate Development and Investor Relations, leading the Company’s Sustainability, Investor Relations, Risk Management, and Human Resources functions. Since joining the Company in October 2006, Ms. Gresham led the Company’s Human Resources and Sustainability efforts, as Corporate Vice President based in Amsterdam from 2013 to 2016 and Director of U.S. Human Resources from 2006 to 2013. Prior to joining the company, Ms. Gresham worked at Texas Children’s Hospital Integrated Delivery System and the University of Texas MD Anderson as Assistant Director of Leadership Development and Director of Human Resources, respectively. Ms. Gresham has a B.S in Business from Lubbock Christian University and an M.B.A. from Texas Women’s University.

Mr. Tattoli, who is 54 years of age, has been with the Company for over 13 years, most recently as Senior Vice President, Secretary and General Counsel, since July 1, 2021, after serving as Assistant General Counsel since November 2012. Mr. Tattoli oversees all aspects of the Company’s legal and compliance matters. Mr. Tattoli has 24 years of industry experience acting as in-house counsel and outside counsel for companies in the petroleum industry across all sectors, including upstream, midstream and downstream. Prior to joining the Company, he worked in private practice initially with the law firm of Haynes & Boone LLP in its Austin and Houston, Texas offices, and most recently as a partner at the law firm of Buchanan, Ingersoll and Rooney PC in Pittsburgh, Pennsylvania. While in private practice, Mr. Tattoli advised public and private clients on mergers and acquisitions, joint venture formation and structuring, debt and equity securities offerings, and general corporate governance and transactional matters. Mr. Tattoli has a B.S. in Chemical Engineering from the University of Notre Dame, and J.D. and M.B.A. degrees from the University of Texas at Austin.

Executive Summary

Industry Conditions and Outlook

The Company’s outlook for continued growth in the demand for oil and natural gas remains constructive. During 2023 and 2024, the Organization of the Petroleum Exporting Countries and other oil producing nations (“OPEC+”) and its key member, Saudi Arabia, established several mandatory and voluntary reductions in production, which were maintained through March 2025. In April 2025, OPEC+ began a phased process to unwind production cuts with the intention to bring back approximately 2.2 million barrels per day of voluntary production cuts that had been in place. The gradual increase in production quotas since April 2025 combined with uncertainty surrounding the impact global trade negotiations might have on the global economy raised the likelihood of a surplus in supply, causing global inventories of crude oil to rise and putting downward pressure on crude oil prices. This trend quickly reversed in late February 2026 with the onset of military conflict between the United States, Israel and Iran.

Although the Company’s long-term outlook regarding the exploration and production of oil and gas remains constructive, the geopolitical conflicts between Russia and Ukraine, conflict in the Middle East, as well the current landscape for U.S. trade policies and imposition of tariffs, have caused disruptions and instability in the movement and trading patterns of crude oil. Recent geopolitical developments, including the escalation of armed conflict in the Middle East, have dramatically shifted the crude oil supply-demand balance. On February 28, 2026, the United States and Israel initiated air strikes against Iranian military targets and leadership. Since then, retaliation by Iran against United States and Israeli interests in the Middle East has been widespread. Military activity and hostilities continue to escalate in the Middle East, and the situation throughout the region remains volatile, with the potential for continued escalation into a broader and more sustained regional conflict. The effective closure of the Strait of Hormuz with the onset of military conflict in Iran has further exacerbated maritime trade flows of crude oil and derived products. Approximately 20% of global crude oil production passes through the Strait of Hormuz and a substantial portion of that crude oil remains stranded. These disruptions to the trading and maritime transport of crude oil directly impact demand for the Company’s associated laboratory assay services.

While the Company believes the fundamentals for energy-related services remain stable, near-term volatility in commodity prices meaningfully raises the level of uncertainty. The Company is monitoring developments with respect to the ongoing military conflict with Iran, including the impact on global commodity prices and potential shipping and logistics disruptions, which could affect our customers and their activity levels in the region. The on-going geopolitical conflicts between Russia and Ukraine and between the United States, Israel and Iran, along with associated and expanded sanctions in the United States, the European Union, the United Kingdom and other countries continue to cause disruptions to traditional maritime supply chains and the trading of crude oil and derived products, such as diesel fuel. Although demand for the Company’s laboratory assay services continued to increase during 2025, geopolitical conflict and associated sanctions continue to create a higher level of uncertainty.

These on-going conflicts and international trade policy negotiations may continue to cause disruptions, which could adversely impact our business in the affected regions. The Company’s volume of associated laboratory services is expected to be commensurate with the trading and movement of crude oil into Europe, the Middle East, Asia and across the globe.

The Company continues to focus on large-scale core analyses and reservoir fluids characterization studies in most oil-producing regions across the globe, which include both newly developed fields and brownfield extensions in many offshore developments in both the U.S. and internationally. In the U.S. we are involved in projects in many of the onshore unconventional basins and offshore projects in the Gulf of Mexico. Outside the U.S. we continue to work on many smaller and large-scale projects analyzing crude oil and derived products in every major producing region of the world. Notable larger projects are in locations such as Guyana and Suriname located offshore South America, Australia, West Africa and the Middle East. Analysis and

measurement of crude oil derived products also occur in every major producing region of the world. Additionally, some of our major clients have increased their investment in projects to capture and sequester carbon dioxide.

The Company believes that activity levels associated with smaller-scale, short-cycle crude oil development projects will be more sensitive to a decrease and/or continued volatility of crude-oil prices. As such, we expect changes in crude oil prices will have a greater impact on drilling and completion activity levels in the U.S. onshore market which could directly affect demand for our well completion services and products. Outside the U.S., large-scale international oil and gas projects are expected to be more resilient to the near-term volatility of crude-oil prices, and the Company anticipates client projects will continue to be executed as planned. Recently, revised International Energy Agency field data showed that a steeper natural decline rate may represent a dominant long-term supply risk, where the agency projected a sustained upstream investment of approximately $540 to $570 billion per year is required to prevent disruptive declines and to avoid supply shortages and price volatility.

2025 Business Achievements

During 2025, the results of our financial and operational performance for certain key metrics reflected year-over-year improvement and the Company being ranked in the top-quartile for operating margin and return on invested capital (“ROIC”) when compared to its peers:

•
Revenue increase of 0.5%, operating margin of 10.7% and EPS Yield calculated as annual EPS relative to average share price during the performance period yielding 4.7%;
•
Based on Bloomberg’s calculations using the latest comparable data available, our ROIC was approximately 9.8% and at the 68th percentile of the Bloomberg Oil and Gas Services Comp Group (the “Bloomberg Comp Group”);
•
Total Recordable Injury Rate of 0.19 and Lost Time Injury Rate of 0.03 in 2025, improved from rates of 0.50 and 0.21, respectively, in 2024; and
•
Industry-leading ranking among our peer group on several key sustainability indices and participation in notable sustainability-related indices in 2025, reflecting our emphasis on producing long-term profitable growth in a sustainable and responsible manner.

ROIC is a non-GAAP measure that the Company believes can be useful to investors when comparing profitability and the efficiency with which capital has been employed over time relative to other companies. ROIC is defined by Bloomberg as Net Operating Profit After Tax (“NOPAT”) divided by Average Total Invested Capital (“Average TIC”), where NOPAT is defined as GAAP net income before non-controlling interest plus the sum of income tax expense, interest expense, and pension expense less pension service cost and tax effect on income before interest and tax expense over the trailing four quarters from the measurement date. Average TIC is defined as the average of beginning and ending periods’ GAAP stockholders’ equity plus the sum of net long-term debt, lease liabilities, allowance for credit losses, net of deferred taxes and income taxes payable.

Compensation Actions

Our executive compensation decisions included:

•
No salary adjustments in 2025: NEO salaries remained unchanged in 2025 and no upward adjustment to NEO salaries have been made since October 2023.
•
Negative discretion applied to NEOs under our annual cash incentive plan: Actual performance under the plan justified a payout at 55% of the maximum cash award for Messrs. Bruno and Hill and 58% for each of Ms. Gresham and Mr. Tattoli; however, based upon a broader assessment of the Company’s financial performance and uncertainties associated with the Russia-Ukraine and the Middle East geopolitical conflicts, the CEO and Chairman of the Board, acting on authority conferred upon him by the Compensation Committee, approved a reduced payout of the earned bonus for each NEO. Payment of the bonus will be made during the second quarter of 2026.
•
Continued commitment to 100% performance-based LTI Awards: We granted the NEOs awards exclusively in the form of performance-based equity awards for 2024, 2025 and 2026.

2025 “Say-on-Pay” / Shareholder Engagement

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. We also consider the feedback we receive from our major shareholders, which we solicit in various ways, including face-to-face meetings during the year. At our 2025 annual meeting of shareholders, 94.3% of votes cast approved our executive compensation program.

Our Compensation Committee believes that shareholder feedback, including the most recent say-on-pay vote, supports their view that our compensation programs remain aligned with the best interests of our shareholders. The Committee continually reviews the design of our programs to ensure proper alignment with shareholder interests, our industry peers, and compensation governance best practices.

Notably, the Company has consistently received broad-based say-on-pay shareholder support in each of the past three fiscal years 2023, 2024 and 2025.

Best Compensation Governance Practices & Policies

Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, enhance our pay-for-performance philosophy and further align our executives’ interests with those of our stakeholders:

WHAT WE DO		WHAT WE DO NOT DO
✓	100% of NEO equity awards are performance-based and at-risk	✗	No hedging transactions by executive officers or directors
✓	Target performance for equity incentive awards set above the median of industry peers	✗	No significant perquisites
✓	Incentive awards based on both absolute and relative performance results, with no guaranteed payouts	✗	No “single trigger” change in control cash severance benefits
✓	Equity award grants subject to three-year performance periods to promote retention	✗	Company stock may not be margined or pledged as collateral by executive officers or directors
✓	Clawback policy applies to performance-based cash and equity incentive compensation
✓	Compensation Committee advised by an independent compensation consultant

What Guides Our Executive Compensation Program

Compensation Philosophy and Objectives

Our executive compensation program is designed to create a strong financial incentive for our NEOs to maximize ROIC and other financial and operational metrics, which we believe leads to long-term sustainable growth in stakeholder value. Our compensation philosophy is driven by the following guiding principles and objectives:

Guiding Principle	Objective
Pay for Performance	Drive performance relative to our financial goals, which are designed to achieve growth in shareholder returns and long-term value creation
Competitiveness	Provide compensation at levels that will attract, motivate, and retain highly qualified executives who are focused on the long-term best interests of our shareholders
Shareholder Alignment	Reinforce a culture of ownership and long-term commitment to shareholder interests through alignment with Environmental, Social and Corporate Governance principles

The Core Elements of Compensation

The core elements of executive compensation are summarized in the table below:

Element	Form	What It Does	How It Links to Performance
Base Salary	Cash (Fixed)	Provides a competitive rate relative to similar positions in the oilfield services industry and other service-based industries, and enables the Company to attract and retain critical executive talent	• Based on job scope, level of responsibilities, experience, tenure and market levels
Annual Cash Incentive Plan	Cash (Variable and At-Risk)	Focuses executives on achieving annual financial and operational goals that drive long-term shareholder value
•
Payouts: zero to 2.0x target for Messrs. Bruno and Hill and zero to 1.7x target for Ms. Gresham and Mr. Tattoli, based on annual performance
•
Combination of absolute and relative financial and non-financial goals aligned with delivering sustainable, profitable results

Long-Term Incentive Plan (LTIP)	Equity (Variable and At-Risk)	Provides incentives for executives to execute on longer-term financial and strategic growth goals that drive value creation and support talent retention	• Payouts: 0% to 175% of target, based on performance over a three-year period • Combination of relative (ROIC) and absolute (TSR) performance metrics

Pay Mix: Emphasis on Variable Performance-based Compensation

The charts below show the target compensation of our Chief Executive Officer and our other NEOs for fiscal year 2025. These charts illustrate that a majority of NEO compensation is performance-based and variable (84% for our Chief Executive Officer and an average of 73% for our other NEOs). The weighting of these compensation components puts a material, significant portion of the executives’ total direct compensation “at risk” if Company performance declines or underperforms relative to the Bloomberg Comp Group and/or the Compensation Peer Group described further below.

CEO Realized Compensation: Aligned with Performance

Our emphasis on at-risk, variable and performance-based pay elements, particularly equity incentives, helps to ensure that the actual compensation realized by our NEOs aligns with returns to our shareholders. As shown in the chart below, the relationship between CEO realized and target pay over the past five years has aligned with our total shareholder return performance.

CEO Realized Pay Aligned with Performance

CEO Compensation ($MM)
Indexed TSR ($)
Base Salary
Annual Cash Incentive Award
Performance Share Units
Indexed TSR (3)
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
120
100
80
60
40
20
0
-55%
-38%
-46%
-41%
-19%
Target
Realized (1)
2021
Bruno
Target
Realized
2022
Bruno
Target
Realized
2023
Bruno
Target
Realized
2024
Bruno
Target
Realized (2)
2025
Bruno

(1)
Performance share units that vested in 2021 resulted from a grant made to Mr. Bruno prior to his appointment as Chief Executive Officer.
(2)
Mr. Bruno elected to take a voluntary 64% reduction in the earned amount of his annual cash incentive award for 2025, which but for the reduction would have been paid out at 110% of target.
(3)
Indexed TSR represents the market value of an investment in Company common stock, assuming reinvestment of dividends, on December 31 of each year identified in the chart based on an initial investment of $100 on December 31, 2020.

Target compensation includes base salary, target annual incentive award, and the grant-date value of performance share units that could vest, if at all, in the relevant year. Realized compensation includes base salary, actual annual cash incentive paid, and the year-end value of performance share units that actually vested in such year, based on the closing price of the Company’s stock on the last trading day of the year. Any performance share units vesting within the five-year period have been adjusted for the actual payout percentage based on the Company achieving the financial performance metrics associated with the grant. Similarly, the annual cash incentive earned in each year has been adjusted for any voluntary reduction in payout.

The Role of the Compensation Committee

Our Compensation Committee’s principal functions include conducting periodic reviews of the Company’s compensation and benefits programs to ensure they are properly designed to meet corporate objectives, overseeing administration of the cash incentive and equity-based plans, and developing the compensation program for our Directors.

The Compensation Committee generally focuses on compensation structures designed to reflect the middle range of the market. We believe that maintaining compensation opportunities in the middle range of our peer group supports recruitment and retention while ensuring that realized pay opportunities align appropriately with individual and Company performance. The Compensation Committee targets a market range rather than a specific percentile in order to respond better to changing business conditions, manage salaries and incentives more evenly over an individual’s career, and minimize potential for automatic increases in salaries and incentives that could occur with inflexible and narrow competitive targets. The Compensation Committee links a significant portion of each executive’s total compensation to accomplishing specific, measurable results based on both Company and individual performance intended to create value for shareholders in both the short and long term. Only when performance exceeds established targets would our executives receive more than the market median in total compensation due to incentive compensation.

The Role of Management

Our CEO provides recommendations to the Compensation Committee in its evaluation of our other NEOs, including recommendations of individual cash and equity compensation levels.

The Role of the Independent Compensation Consultant

Our Compensation Committee retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. During 2025, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”) to provide information on pay levels and program design for 2025. Meridian reported to and acted at the direction of the Compensation Committee. The Compensation Committee assessed the independence of the firm pursuant to applicable SEC and NYSE rules and concluded that the firm’s work for the Compensation Committee did not raise any conflict of interest for 2025.

The Role of Market Compensation Analysis

The Compensation Committee reviews several sources as a reference for determining competitive total compensation packages. For 2025 executive compensation recommendations, the Compensation Committee reviewed and considered Meridian’s evaluation and analysis of compensation survey data from multiple general and industry-specific sources.

In addition, the Compensation Committee reviews proxy statement data from the Company’s peer group (see below). This analysis was used to determine our NEOs’ base salary, annual incentive targets and long-term equity awards (100% performance-based) for 2025.

Selecting the Peer Group

The Compensation Committee, with the assistance of Meridian, developed a peer group of companies to be used for compensation comparison purposes (“Compensation Peer Group”). The Compensation Peer Group consists of publicly traded oilfield services companies comparable in size to our Company in terms of annual revenues and the value of ongoing operations, using independent measures of enterprise value, market capitalization, and the value of operating assets. The following companies comprise our Compensation Peer Group approved by the Committee in 2024 to evaluate the market for NEO compensation for 2025:

Bristow Group Inc.	Innovex International Inc. (fka Dril-Quip Inc.)	SEACOR Marine Holdings Inc.
Champion X Corporation	Oceaneering International	TechnipFMC plc
Expro Group Holdings N.V.	Oil States International	TETRA Technologies Inc.
Forum Energy Technologies	Precision Drilling Corporation	Tidewater Inc.
Helix Energy Solutions Group	RPC, Inc.	Weatherford International

The Compensation Committee periodically reviews the composition of our Compensation Peer Group to ensure it remains appropriate. During 2025, the Compensation Committee approved changes to better align with the current financial size of the Company. The following companies were used to evaluate the market for NEO compensation for 2026:

Bristow Group Inc.	NOV Inc.	SEACOR Marine Holdings Inc.
Expro Group Holdings N.V.	Oceaneering International	TETRA Technologies Inc.
Forum Energy Technologies	Oil States International	Tidewater Inc.
Helix Energy Solutions Group	Precision Drilling Corporation	Weatherford International
Innovex International Inc.	RPC, Inc.

2025 Compensation Program Details

Base Salary

Base salary is the fixed annual compensation we pay to an executive for performing specific job responsibilities. It represents the minimum income an executive may receive in any given year. We target annual base salaries in the middle range of our Compensation Peer Group for executives having similar responsibilities. The Compensation Committee may adjust salaries based on its annual review of the following factors:

•
the individual’s experience and background;
•
the individual’s performance during the prior year;
•
the benchmark salary data;
•
the general movement of salaries in the marketplace; and
•
our financial and operating results.

As a result of these factors, a particular executive’s base salary may be above or below the median of our Compensation Peer Group for a given year. The table below shows base salaries for each of our NEOs for the years ending December 31, 2025 and 2024.

Name of Executive	December 31, 2024 ($)	December 31, 2025 ($)
Lawrence Bruno	886,912	886,912
Christopher S. Hill	465,088	465,088
Gwendolyn Y. Gresham	407,888	407,888
Mark D. Tattoli	407,888	407,888

Annual Cash Incentives

All NEOs participate in our annual cash incentive plan. Under this plan, each NEO is assigned a target and a maximum bonus expressed as a percentage of his or her base salary. The target award opportunity is established as a percentage of the NEO’s salary based upon a review of the competitive data for that officer’s position, level of responsibility and ability to impact our financial success. The target bonus percentage and maximum bonus percentage for each NEO in 2025 is set forth in the table below.

		Award Percentages (% of salary)
Name of Executive	Title	Target		Maximum
Lawrence Bruno	Chairman, President and Chief Executive Officer	100%	-	200%
Christopher S. Hill	Senior Vice President and Chief Financial Officer	75%	-	150%
Gwendolyn Y. Gresham	Senior Vice President, Corporate Development and Investor Relations	75%	-	130%
Mark D. Tattoli	Senior Vice President, Secretary and General Counsel	75%	-	130%

The Compensation Committee has set performance goals that are consistent with the Company’s business strategy and focus on creating long-term shareholder value. Performance is assessed based on the achievement of specific financial measures, safety metrics, operating objectives, and environmental, social and governance goals. The Compensation Committee may also consider individual contributions to performance results.

Relative Performance

Relative performance requires that NEOs achieve at least median performance among the Compensation Peer Group. The achievement of three different financial performance metrics accounts for 75% of the potential annual cash incentive award.

Metric	Description	Weight
Revenue	Change in the Company’s annual revenue relative to Compensation Peer Group	25%
Operating Margin	The Company’s margins relative to Compensation Peer Group	25%
EPS Yield	The Company’s annual EPS Yield (EPS divided by average share price) relative to Compensation Peer Group	25%

Relative performance is assessed at the end of the year. Bloomberg data for the Compensation Peer Group is analyzed over a trailing four-quarter period ending with the third quarter of each year. This data is used to determine the Company’s percentile ranking in the Compensation Peer Group for each metric.

For each metric, the NEOs can achieve a maximum score of 25 and a threshold score of 12.5 for a ranking between the 100th and the 50th percentile, respectively. Performance below the 50th percentile on any metric results in a score of zero for that metric. For example, if the Company’s ranking for change in revenue compared to the Compensation Peer Group’s change in revenue is at the 75th percentile, then the revenue metric would receive a score of 18.75.

Messrs. Bruno and Hill may earn up to 2.0x their target award opportunity, and Ms. Gresham and Mr. Tattoli may earn up to 1.7x their target award opportunity, for each metric in return for the Company finishing first (i.e., at the 100th percentile) in the Compensation Peer Group. Performance below the 50th percentile of the Compensation Peer Group on any metric will result in a zero percent payout for that metric. Payout for performance between the 50th and the 100th percentile for each metric is calculated using straight-line interpolation between the target and maximum award opportunities, as shown in the table below.

Percentile of Compensation Peer Group	Below 50th	50th	100th
Payout as a Multiple of Target Award Opportunity (Messrs. Bruno and Hill)	0	1.0x	2.0x
Payout as a Multiple of Target Award Opportunity (Ms. Gresham and Mr. Tattoli)	0	1.0x	1.7x

Absolute Performance

Absolute performance accounts for 25% of the annual incentive award. The Compensation Committee evaluates the Company’s overall performance giving consideration to the Company’s standing relative to its peers as well as year-over-year improvement in the areas of safety and ESG. The Compensation Committee bases its determination primarily on objective third-party reports and may award a maximum score of 25, depending on the Company’s execution in these areas. If the Compensation Committee determines that the Company’s collective performance has declined, it may award as little as zero for this metric.

2025 Results

For 2025, our performance results were as follows:

Metric	Weight %	Ranking	Score	Multiple of Target Opportunity
				Bruno and Hill	Gresham and Tattoli
Relative Performance
Revenue	25%	66th percentile	16.7	1.1x	1.1x
Operating Margin	25%	53rd percentile	13.3	1.5x	1.3x
EPS Yield	25%	33rd percentile	0	1.2x	1.1x
Absolute Performance
Safety and ESG	25%	N/A	25.0	2.0x	1.7x
Weighted average				1.5x	1.3x

As shown, the Company’s percentile ranking at or above the 50th percentile up to the 100th percentile for each performance metric under the plan produces a score between threshold and maximum of 12.5 and 25, respectively. By linear interpolation, the score can be expressed as a multiple of the target award opportunity for each NEO. The contribution to total award for each metric is determined by multiplying (A) the weight percent for each performance metric by (B) the NEO’s target award opportunity by (C) the multiple of target award opportunity for such performance metric, and then summing the result of each performance metric to obtain the total award earned. The table below reflects the annual cash incentive award earned by the NEOs and approved by the Compensation Committee. However, based upon a broader assessment of the Company’s financial performance and considering affordability, the Chairman of the Board, acting on authority conferred upon him by the Compensation Committee, approved a payout of 36% of the NEOs’ earned award.

Name of Executive	Target Award Opportunity (% of salary)	Target Award Opportunity ($)	Award Earned (% of salary)	Award Earned ($)	Award Paid ($)
Lawrence Bruno	100%	886,912	110%	975,603	351,217
Christopher S. Hill	75%	348,816	83%	383,698	138,131
Gwendolyn Y. Gresham	75%	305,916	76%	307,956	110,864
Mark D. Tattoli	75%	305,916	76%	307,956	110,864

Equity Incentive Compensation

We currently administer long-term incentive compensation awards through our LTIP. Under the LTIP, our NEOs are eligible to receive performance-based restricted share units, which is the only form of equity-based compensation received by our NEOs through our LTIP. We currently do not issue stock options or stock appreciation rights under any of our equity compensation programs.

Our Compensation Committee, based on recommendations from our CEO (other than with respect to awards for himself), determines the amount of each NEO’s grant by periodically reviewing competitive market data and each NEO’s long-term past performance, ability to contribute to our future success, and time in the current job. The Compensation Committee considers the risk of losing the executive to other employment opportunities and the value and potential for appreciation in our shares. The number of shares previously granted or vested pursuant to prior grants is not typically a factor in determining subsequent share grants to a NEO. The Compensation Committee considers the foregoing factors together and determines the appropriate amount of the award.

Performance Share Award Program (“PSAP”)

PSAP shares vest if we achieve certain performance targets generally over a three-year period, which allows us to compensate our employees as we meet or exceed our financial performance measure.

PSAP Awards Generally

Under the PSAP, our NEOs are awarded rights to receive a pre-determined number of shares of common stock if certain performance targets are met at the end of a three-year performance period and as specified in the applicable grant agreement. Awards vest following the conclusion of each three-year performance period.

ROIC as a Performance Measure

Consistent with prior year awards dating back to 2010, our long-term incentive compensation program uses return on invested capital (“ROIC”) as the principal financial performance measure. In selecting ROIC as the key metric, we reinforce its importance with our NEOs and other senior leaders directly charged with influencing the inputs that drive ROIC performance. PSAP awards will vest if and only if the Company produces ROIC in excess of a threshold amount relative to the Company’s peers in the Bloomberg Comp Group. Our Board believes that focusing on ROIC encourages capital discipline and thereby promotes long-term shareholder value creation.

2023 PSAP Awards

On February 16, 2023, we made grants of 250,680 restricted performance share units to our current NEOs. The three-year performance period began on January 1, 2023 and ended on December 31, 2025.

The 2023 PSAP awards to the executives who were NEOs on the grant date were as follows:

Name of Executive	Target Award (in Shares)	2023 Performance Period ROIC Percentile Rank	Approved Percent of Target Award Earned	Actual Share Earned
Lawrence Bruno	155,126	68.2	116.5%	180,722
Christopher S. Hill	52,718	68.2	116.5%	61,417
Gwendolyn Y. Gresham	21,418	68.2	116.5%	24,952
Mark D. Tattoli	21,418	68.2	116.5%	24,952

2025 PSAP Awards

For 2025, the Compensation Committee approved grants with the following performance standards and payout opportunities:

	Threshold	Target	Maximum
ROIC performance relative to peers	35th percentile	55th percentile	85th percentile
Percent of PSAPs earned	50%	100%	175%

On February 13, 2025, we made grants (at target) of 337,388 restricted performance shares to our current NEOs serving in 2025. The three-year performance period began on January 1, 2025 and will end on December 31, 2027.

The PSAP awards to our current NEOs were as follows:

Name of Executive	Target Award (in Shares)	Maximum Award (in Shares)
Lawrence Bruno	202,764	354,837
Christopher S. Hill	68,800	120,400
Gwendolyn Y. Gresham	32,912	57,596
Mark D. Tattoli	32,912	57,596

TSR Adjustment Factor

Our PSAP awards include a TSR modifier such that the number of shares awarded for performance in excess of the target level of ROIC will be reduced by one-half if absolute TSR over the three-year performance period is negative.

Executive Compensation Policies

Stock Ownership Requirements

Alignment with shareholder interests is reinforced through meaningful stock ownership requirements among the NEOs. In order to help ensure that our NEOs maintain a meaningful ownership stake, the Compensation Committee has adopted the ownership requirements related to shares of common stock outlined below:

NEO	Required Ownership (multiple of salary)
CEO	5.0x
Other NEOs	3.0x

NEOs have five years from the date they become a NEO to comply with these guidelines as of December 31, 2025. All of our NEOs were either in compliance with their required ownership level or were still within the five-year compliance window for their position.

Clawback Policy

The Board believes that it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. On November 8, 2023, the Board adopted a clawback policy applicable to performance-based compensation paid to the Company’s executives. The policy applies to any current or former executive of the Company who is or, as of the effective date, was an “officer” as that term is defined in Rule 16a-1(f) of the Exchange Act, which consists of all Section 16 filers of the Company, including the Company’s named executive officers.

The policy provides for the recoupment of incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. The Company’s policy is designed to comply with the applicable rules of The New York Stock Exchange Listed Company Manual and Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended. The amount of compensation subject to recovery under the policy would be the excess paid to the executive based on the erroneous data giving rise to the reinstatement over the amount that would have been earned by the executive had the incentive compensation been based on the restated results, computed without regard to any taxes paid. The policy applies to all incentive compensation granted, approved or awarded on or after October 2, 2023. The Compensation Committee is charged with administration of the policy.

Policies and Practices Related to the Timing of Grants of Certain Equity-Based Awards

We do not currently grant stock options or stock appreciation rights (“SARs”) as part of our equity compensation programs, and therefore we do not maintain a formal policy regarding the timing of stock option or SAR awards. During 2025, while the Board did not grant any stock options or SARs, with respect to all other executive compensation awards that were granted, the Board did not time the disclosure of material nonpublic information to affect the value of any such awards.

Incentive-based Compensation Recovery Analysis

On March 23, 2026, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) disclosing that the financial statements included in the 2025 Form 10-K reflected the correction of immaterial errors to financial statements for prior periods. Although it was determined the errors occurred prior to 2021, the Company performed a recovery analysis under its clawback policy to determine whether these prior period corrections required recovery of incentive-based compensation earned or awarded on or after October 2, 2023, the effective date of Rule 10D-1.

As disclosed in the 2025 Form 10-K, during the year ended December 31, 2025, the Company made certain adjustments to previously reported balances to correct immaterial errors in its consolidated balance sheet as of December 31, 2024. These adjustments included (i) a misclassification of $4.7 million between income taxes receivable and deferred tax liabilities, and (ii) a $5.4 million adjustment to the retained earnings opening balance to write off income taxes receivable recorded prior to 2021, which were determined to be unrecoverable. The Company assessed the materiality of these errors on its previously issued financial statements and concluded that the errors were not material to the Company’s financial statements for the 2024 fiscal year or any prior annual or interim periods. However, as disclosed in the 2025 Form 10-K, the Company revised its financial statements for the 2024 fiscal year to correct these immaterial errors through an adjustment to the retained earnings opening balance. The Company’s Audit Committee concluded on March 14, 2026 that the financial statements for the 2024 fiscal year should be revised in the 2025 Form 10-K.

In accordance with SEC rules and NYSE listing standards, the Company’s clawback policy requires the Company to recover from any current or former executive officer incentive-based compensation erroneously awarded during the three years preceding the date the Company’s Audit Committee determines that an accounting restatement is required. During the three-year lookback period, the Company awarded annual cash incentive bonuses for fiscal years 2023, 2024 and 2025 and performance share awards with performance periods ending on December 31, 2023, 2024 and 2025.

In light of the revisions and pursuant to the clawback policy, the Company performed a recovery analysis to determine whether any current or former executive officers who are, or were at any time, during the relevant clawback period, executive officers of the Company (“covered executives”) are required to repay or forfeit any incentive-based compensation that was calculated based on the erroneous data in the Company’s prior period financial statements. As discussed below, the Company determined that no recovery was required from covered executives because the financial metrics on which their incentive compensation was calculated were either not affected or, in the case of return on invested capital, were revised upward nominally.

During the relevant clawback period, the Company awarded two types of incentive-based compensation to covered executives that are based wholly or in part upon the attainment of a financial reporting measure based on or derived from financial information: (i) an annual incentive cash bonus, and (ii) annual grants of performance share awards with a three-year performance period.

The Company determined that the immaterial accounting errors occurred prior to fiscal year 2021, and therefore the corrections are reflected as an adjustment to beginning retained earnings on the Company’s consolidated balance sheet in the 2025 Form 10-K. The revisions do not affect the Company’s consolidated income statement for fiscal years 2023, 2024 or 2025. Therefore, with respect to cash bonuses earned in each of those years, which are based on achievement of relative financial performance metrics pertaining to revenue, operating margin and earnings per share yield, the Company determined that the errors had no impact on these metrics, and therefore no recovery was required.

Performance share awards vest based on the achievement of a non-GAAP financial measure, return on invested capital, relative to the Company’s peer group. The financial statement revision resulted in the write-down of an income tax receivable, which reduced the capital base on which total invested capital is calculated. However, the write-down is excluded from the calculation of net operating profit after tax, resulting in no net impact to return on invested capital. As such, the Company determined that return on invested capital was not negatively affected by the revision, and therefore no recovery was required.

Securities Trading Policy and Hedging Restrictions

We prohibit our directors, officers and employees from trading our securities on the basis of material, non-public information or “tipping” others who may so trade on such information. Additionally, our directors, NEOs and other Section 16 officers are prohibited from trading in our securities without first obtaining approval from our General Counsel. Each of our directors, officers and certain other managers are also subject to mandatory blackout periods during which they may not trade the Company’s securities. For those individuals, trading in Company securities is permissible only during defined open trading windows (beginning one trading day after the publication of our quarterly earnings press release), and only if they are not then in possession of material, non-public information. No exceptions are permitted for trading outside these windows. The Company’s stock may not be placed on margin. Moreover, any derivative transaction which effectively shifts the economic risk of ownership to a third party, or any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of our securities, is not allowed at any time by our NEOs and managers (including our directors). The policy applies to all of our employees, officers and directors without exception.

Health and Welfare Benefits

We offer a competitive range of health and welfare benefits to all employees, including our NEOs. These benefits include medical, prescription drug, and dental coverages, life insurance, accidental death and dismemberment, long-term disability insurance and flexible spending accounts. Our plans do not discriminate in favor of our NEOs.

401(k)

We offer a defined contribution 401(k) plan to substantially all of our employees in the United States. We provide this plan to assist our employees in saving some amount of their cash compensation for retirement in a tax efficient manner. Participants may contribute up to 60% of their base and cash incentive compensation, subject to the current limits under the Internal Revenue Code of 1986, as amended (the “Code”). We provide discretionary matching contributions under this plan up to the first 4% of the participant’s compensation and may make additional discretionary contributions.

Deferred Compensation Plan

Through our subsidiary, Core Laboratories LP, we have adopted a nonqualified deferred compensation plan that permits certain employees, including our NEOs, to elect to defer all or a part of their cash compensation (base, annual incentives and/or commissions) from us until the termination of their status as an employee. Participating employees are eligible to receive a matching deferral under the nonqualified deferred compensation plan that compensates them for contributions they could not receive from us under the 401(k) plan due to the various limits imposed on 401(k) plans by the U.S. federal income tax laws.

Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in employer contributions is accelerated upon the death or disability of the participant or a change in control. Discretionary employer contributions under the plan are forfeited upon a participant’s termination of employment to the extent they are not vested at that time. We made discretionary employer contributions to the nonqualified deferred compensation plan on behalf of Messrs. Bruno, Hill, Tattoli and Ms. Gresham in accordance with each executive’s employment agreement.

Distributions of a participant’s plan benefits can only be made under certain prescribed circumstances, such as termination of employment or upon a specified date as elected by the participant. In the event of a termination of employment (other than by death or disability) of a “key employee,” distributions must be delayed for six months. A participant’s plan benefits include the participant’s deferrals, the vested portion of the employer’s contributions, and deemed investment gains and losses on such amounts.

Other Perquisites and Personal Benefits

We do not offer any perquisites or other personal benefits to any executive with a value over $10,000 beyond those discussed within this proxy and specifically in the table “Summary Compensation for the Years Ended December 31, 2023, 2024 and 2025” and the supplemental table “All Other Compensation from Summary Compensation Table” within this proxy statement.

We believe in the importance of providing attractive intangible benefits to all employees such as open and honest communications, ethical business practices, and a safe work environment.

Deductibility of Compensation Over $1 Million

Section 162(m) of the Code generally limits the amount of compensation that may be deducted per covered employee to $1 million per taxable year. A “covered employee” for purposes of Section 162(m) generally includes each of our NEOs. The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy and will consider the impact of any material tax laws on our Company’s compensation program. The Compensation Committee reviews each material element of compensation on a continuing basis to determine whether deductibility can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program. Accordingly, the Compensation Committee will continue to retain the discretion to pay compensation that is not deductible.

Employment Agreements and Change in Control Agreements

The employment agreements with Messrs. Bruno and Hill, Ms. Gresham and Mr. Tattoli remain in effect for and generally provide for severance compensation to be paid if the employment of these individuals is terminated under certain conditions. Effective February 1, 2024, the employment agreements for Messrs. Bruno, Hill, and Tattoli and Ms. Gresham were amended and restated, principally to conform the agreements following the change in domicile of the parent company from the Netherlands to the United States and eliminate the applicability of the ROIC performance metric as a condition to making discretionary employer contributions to the nonqualified deferred compensation plan. These agreements, as amended where applicable, are described in greater detail in “Information About Our Named Executive Officers and Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements.”

Change in Control

As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for a merger or being acquired may be in the best interests of our stakeholders. We provide severance compensation if certain of our executives’ employment is terminated following a change in control transaction to promote the ability of our senior executives to act in the best interests of our stakeholders even though their employment could be terminated as a result of the transaction.

Termination Without Cause

If we terminate the employment of a NEO without cause as defined in their applicable agreements, we would be obligated to continue to pay him or her certain amounts as described in greater detail in “Potential Payments Upon Termination or Change in Control.” We believe these payments are appropriate because the terminated executive is bound by confidentiality, non-solicitation and non-compete provisions covering the two-year period immediately following termination of service and because the Company and each executive have mutually agreed to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in the best interests of the Company and our shareholders.

EXECUTIVE COMPENSATION TABLES

Summary Compensation

The following table summarizes, with respect to our Chief Executive Officer and each of our other NEOs as of December 31, 2025, information relating to the compensation earned for services rendered to the Company in all capacities during fiscal years 2023, 2024 and 2025.

Summary Compensation

for the Years Ended December 31, 2023, 2024 and 2025

Name of Executive and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Post- employment Benefit Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)
Lawrence Bruno	2025	886,912	3,505,105	351,217	—	237,257	4,980,491
Chairman, President and	2024	886,912	3,457,553	1,159,321	—	214,526	5,718,312
Chief Executive Officer	2023	886,912	6,514,988	371,109	—	215,074	7,988,083

Christopher S. Hill	2025	465,088	1,189,320	138,131	—	65,704	1,858,243
Senior Vice President, and	2024	465,088	1,173,203	455,953	—	63,495	2,157,739
Chief Financial Officer	2023	465,088	2,214,053	145,954	—	57,759	2,882,854

Gwendolyn Y. Gresham	2025	407,888	568,937	110,864	—	55,813	1,143,503
Senior Vice President, Corporate	2024	407,888	561,215	366,663	—	52,112	1,387,878
Development and Investor Relations	2023	407,888	899,514	115,584	—	50,718	1,473,704

Mark D. Tattoli	2025	407,888	568,937	110,864	—	58,006	1,145,696
Senior Vice President, Secretary	2024	407,888	561,215	366,663	—	52,566	1,388,332
and General Counsel	2023	407,888	899,514	115,584	—	41,635	1,464,621

(1)
The amounts included in the “Stock Awards” column include the aggregate grant date fair value of the equity-based awards granted during 2023, 2024 and 2025, and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123I disregarding any estimate for forfeitures. Assumptions used in the calculation of these amounts are included in Note 16 to our audited financial statements for the fiscal years ended December 31, 2023, 2024 and 2025. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for a description of the material features of these awards. For accounting purposes, the probable outcome for the awards is the target level. If stock awards were recorded at maximum potential vesting, the value of such awards in 2025 and 2024 would be: (i) $5.7 million and $5.7 million, respectively, for Mr. Bruno; (ii) $1.9 million and $1.9 million, respectively, for Mr. Hill; and (iii) $0.9 million and $0.9 million, respectively, for Ms. Gresham and Mr. Tattoli. Stock awards were recorded at maximum potential for Messrs. Bruno, Hill and Tattoli and Ms. Gresham in 2023.
(2)
In 2025, all NEOs earned the annual cash incentive bonus in accordance with the achievement of performance metrics; however, the CEO and Chairman of the Board elected to award a reduced payment. In 2024 and 2023, Messrs. Bruno, Hill, and Tattoli and Ms. Gresham earned the annual cash incentive bonus in accordance with the achievement of performance metrics; however, the CEO and Chairman of the Board elected to award a reduced payment. The earned annual cash incentive bonus in 2025, 2024 and 2023 for each of the NEOs is as follows: (i) Mr. Bruno, $1.0 million, $1.3 million and $1.0 million, respectively; (ii) Mr. Hill, $0.4 million, $0.5 million and $0.4 million, respectively; (iii) Ms. Gresham, $0.3 million, $0.4 million and $0.3 million, respectively; and (iv) Mr. Tattoli, $0.3 million, $0.4 million and $0.3 million, respectively.
(3)
All Other Compensation is described below in the section entitled “All Other Compensation from Summary Compensation Table.”

All Other Compensation from Summary Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation table above.

Name of Executive	Year	Core 401(k) Contributions ($)	Nonqualified Deferred Compensation: Company Contributions (1) ($)	Company-Owned Life Insurance (2) ($)	All Other Compensation Total ($)
Lawrence Bruno	2025	8,561	228,054	642	237,257
Christopher S. Hill	2025	14,000	51,494	210	65,704
Gwendolyn Y. Gresham	2025	14,386	41,165	262	55,813
Mark D. Tattoli	2025	15,836	42,012	158	58,006

(1)
The amounts reflect the additional discretionary contributions made by the Company with respect to the 2024 plan year and made in 2025 in the amount of $177,382 for Mr. Bruno, $46,508 for Mr. Hill, $40,788 for Ms. Gresham and $40,788 for Mr. Tattoli. These discretionary contributions were made in accordance with each executive’s employment agreement subject to a threshold based on ROIC and will remain unvested until the executive reaches 62 years of age.
(2)
The amounts shown reflect the imputed income for premiums the Company pays for life insurance coverage for the NEOs, which insurance payments will be used to assist the Company with providing death benefits under the deferred compensation plan.

Grants of Plan-Based Awards

A total of 337,388 performance shares of plan-based awards at the target level were awarded to our Chief Executive Officer and to our other NEOs in 2025 under the Company’s Long-Term Incentive Plan.

The following table provides information concerning each grant of an award made to our Chief Executive Officer and each of our other NEOs in 2025 under the Company’s Long-Term Incentive Plan and our annual cash incentive plan.

Grants of Plan-Based Awards for the Year Ended December 31, 2025

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Vesting of Shares Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option
Name of Executive	Grant Date	Approval Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards (2) ($)
Lawrence Bruno	2/13/2025	2/12/2025	886,912	1,773,824	101,382	202,764	354,837	3,505,105
Christopher S. Hill	2/13/2025	2/12/2025	348,816	697,632	34,400	68,800	120,400	1,189,320
Gwendolyn Y. Gresham	2/13/2025	2/12/2025	305,916	530,254	16,456	32,912	57,596	568,937
Mark D. Tattoli	2/13/2025	2/12/2025	305,916	530,254	16,456	32,912	57,596	568,937

(1)
The amounts shown in these columns reflect the potential target and maximum values approved on the date of the awards. The amounts actually paid to the NEOs are reflected in the Summary Compensation Table above.
(2)
Awards shown are at target award values for the 2025 PSAP grants for the NEOs.

The following is a discussion of material factors necessary to have an understanding of the information disclosed in the Summary Compensation Table.

Employment Agreements

The information below describes the employment agreements that we maintained with Messrs. Bruno, Hill and Tattoli, and Ms. Gresham during the 2025 year, including any amendments that were made effective during the 2025 year, as applicable.

Lawrence Bruno

Mr. Bruno serves as President and Chief Executive Officer of the Company effective from May 20, 2020, pursuant to an employment agreement entered into on March 1, 2019 and subsequently amended and restated on October 15, 2021 and February

1, 2024. Unless either the Company or Mr. Bruno gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive one-year term. Mr. Bruno’s employment agreement entitles him to a base salary of $886,912 per year, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn an annual bonus of up to 200% of his then-current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis – Elements of Compensation – Non-Equity Incentive Compensation.” The employment agreement allows Mr. Bruno to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Christopher S. Hill

Mr. Hill serves as our Senior Vice President and Chief Financial Officer pursuant to an employment agreement entered into on March 1, 2019 and subsequently amended and restated on October 15, 2021 and February 1, 2024. Unless either the Company or Mr. Hill gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive one-year term. Mr. Hill’s employment agreement entitles him to a base salary of $465,088 per year, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn an annual bonus of up to 150% of his then-current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis – Elements of Compensation – Non-Equity Incentive Compensation.” The employment agreement allows Mr. Hill to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Gwendolyn Y. Gresham

Ms. Gresham serves as our Senior Vice President, Corporate Development and Investor Relations pursuant to an employment agreement entered into on March 1, 2019 and subsequently amended and restated on October 15, 2021 and February 1, 2024. Unless either the Company or Ms. Gresham gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive one-year term. Ms. Gresham’s employment agreement entitles her to a base salary of $407,888 per year, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn an annual bonus of up to 130% of her then-current annual base salary dependent upon her reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis – Elements of Compensation – Non-Equity Incentive Compensation.” The employment agreement allows Ms. Gresham to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Mark D. Tattoli

Mr. Tattoli serves as our Senior Vice President, Secretary and General Counsel pursuant to an employment agreement entered into effective as of October 15, 2021 and subsequently amended and restated on February 1, 2024. Unless either the Company or Mr. Tattoli gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive one-year term. Mr. Tattoli’s employment agreement entitles him to a base salary of $407,888 per year, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn an annual bonus of up to 130% of his then-current annual base salary dependent upon him reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis – Elements of Compensation – Non-Equity Incentive Compensation.” The employment agreement allows Mr. Tattoli to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning stock that has not vested and equity incentive plan awards for our Chief Executive Officer and each of our other NEOs as of the end of our last completed fiscal year. None of our NEOs held unexercised options as of the end of our last completed fiscal year.

Outstanding Equity Awards

at December 31, 2025

	Performance Share Award Program		Restricted Share Award Program
Name of Executive	Equity and Incentive Plan Awards: Number of shares that have not vested (1) (#)	Equity and Incentive Plan Awards: Market value of shares that have not vested (2) ($)	Equity and Incentive Plan Awards: Number of shares that have not vested (#)	Equity and Incentive Plan Awards: Market value of shares that have not vested (2) ($)
Lawrence Bruno	764,554	12,255,801	—	—
Christopher S. Hill	259,424	4,158,567	—	—
Gwendolyn Y. Gresham	124,100	1,989,323	—	—
Mark D. Tattoli	124,100	1,989,323	1,450	23,244
(1)
Awards shown are at maximum award for the 2024 and 2025 PSAP grants for Messrs. Bruno, Hill and Tattoli and Ms. Gresham.
(2)
Market Value is based on the closing price on December 31, 2025 (the last NYSE trading day of the year) of $16.03 per share.

Vesting Schedule for Unvested PSAPs

			Vesting Schedule at Maximum
Name of Executive	Type of Award	Grant Date	2026	2027
Lawrence Bruno	PSAP	February 15, 2024	409,717	—
		February 13, 2025	—	354,837
Christopher S. Hill	PSAP	February 15, 2024	139,024	—
		February 13, 2025	—	120,400
Gwendolyn Y. Gresham	PSAP	February 15, 2024	66,504	—
		February 13, 2025	—	57,596
Mark D. Tattoli	PSAP	February 15, 2024	66,504	—
		February 13, 2025	—	57,596

Vesting Schedule for Unvested RSAPs

Name of Executive	Type of Award	Grant Date	2026	2027
Mark D. Tattoli	RSAP	May 1, 2020	250	—
		October 1, 2020	700	—
		August 1, 2021	250	250

The following table provides information concerning each vesting of stock, including restricted stock, restricted stock units and similar instruments during the last completed fiscal year on an aggregated basis with respect to each of our NEOs.

Stock Vested

for the Year Ended December 31, 2025

	Stock Awards
Name of Executive	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lawrence Bruno	180,722	2,896,974
Christopher S. Hill	61,417	984,515
Gwendolyn Y. Gresham	24,952	399,981
Mark D. Tattoli	26,352	416,675

Nonqualified Deferred Compensation Plan

The following table provides information relating to our NEOs’ benefits in our nonqualified deferred compensation plans during the year ended December 31, 2025, including with respect to each NEO, the aggregate contributions made by each NEO during the year, the aggregate contributions made by the Company during the year on behalf of the NEO, the aggregate interest or other earnings accrued during the year, the aggregate value of withdrawals and distributions to the NEO during the year, and the balance of each account as of December 31, 2025.

Nonqualified Deferred Compensation

for the Year Ended December 31, 2025

Name of Executive	Aggregate Balance at December 31, 2024 ($)	Executive Contributions in 2025 (1) ($)	Company Contributions in 2025 (2) ($)	Aggregate Earnings (Losses) in 2025 ($)	Aggregate Withdrawals/ (Distributions) ($)	Aggregate Balance at December 31, 2025 (3) ($)
Lawrence Bruno	3,252,123	281,353	228,054	522,106	—	4,283,636
Christopher S. Hill	1,283,195	124,642	51,494	242,302	—	1,701,633
Gwendolyn Y. Gresham	404,334	9,413	41,165	28,224	—	483,136
Mark D. Tattoli	680,000	30,592	42,012	183,175	(120,078)	815,701
(1)
All amounts reflected in this column were reported as “Salary” within the Summary Compensation table for 2025.
(2)
Company contributions are included in the Summary Compensation table in the All Other Compensation column for 2025.
(3)
The amounts in this column that were previously reported in the Summary Compensation table for all prior years are as follows: Mr. Bruno, $2,521,413; Mr. Hill, $615,302; Ms. Gresham, $232,010; Mr. Tattoli, $234,109.

The Company has made certain matching contributions on participant salary reduction deferrals to our nonqualified deferred compensation plan. The plan also provides for employer contributions equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under our 401(k) plan in the absence of certain limitations imposed by the Code. For additional information, see “Components of Executive Compensation – Deferred Compensation Plan.”

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that require us to provide compensation and/or benefits to our NEOs in the event of a termination of employment or a change in control of the Company.

Messrs. Bruno and Hill and Ms. Gresham entered into their respective employment agreements on March 1, 2019, as amended and restated on October 18, 2021, and February 1, 2024, and each could receive potential benefits pursuant to those agreements at termination or upon the occurrence of certain events. The compensation and benefits described in the tables beginning on page 46 assume that any termination of employment for Messrs. Bruno or Hill, or Ms. Gresham, was effective as of December 31, 2022, and thus includes amounts earned through that date.

Mr. Tattoli entered into his employment agreement on October 18, 2021, as amended and restated on February 1, 2024, and could receive potential benefits pursuant to that agreement at termination or upon the occurrence of certain events. The compensation and benefits described in the tables beginning on page 46 assume that any termination of employment for Mr. Tattoli was effective as of December 31, 2022, and thus includes amounts earned through that date.

The tables beginning on page 46 provide estimates of the compensation and benefits that would be provided to the applicable NEOs upon their termination of employment or a change in control; however, in the event of an NEO’s separation from the Company or a change in control event, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Employment Agreements

The Bruno, Hill, Gresham and Tattoli Employment Agreements

Effective February 1, 2024, we amended and restated the employment agreements with Messrs. Bruno, Hill and Tattoli and Ms. Gresham, (collectively the “2024 Employment Agreements”). These agreements are also described in “Information About Our Named Executive Officers and Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements.”

Pursuant to the terms of the 2024 Employment Agreements, in the event that (A) any of the executives are terminated by the Company for any reason other than (i) death, (ii) Disability (as defined below), (iii) Cause (as defined below), or (iv) the executive’s material breach of a material provision of his or her 2024 Employment Agreement, (B) the executive terminates his or her employment with the Company for Good Reason (as defined below), or (C) the Company determines not to renew the executive’s employment agreement with the Company at expiration of the term, the executive shall be entitled to receive the following:

(I) if such termination occurs at any time other than within two years following a Change in Control (as defined below):

(1) an amount equal to the sum of (a) a multiple of the executive’s annual base salary in effect immediately prior to the termination (such multiple being two (2) times for Mr. Bruno and one and one-half (1 ½) times for Mr. Hill, Ms. Gresham and Mr. Tattoli), plus (b) a pro-rata bonus calculated by multiplying the target incentive bonus amount for the year in which the termination occurs by the number of days during the applicable year that the executive was employed (the “Pro-Rata Bonus”) (together, the “Severance Payment”); and

(2) continued coverage under the Company’s medical, dental, and group life insurance plans for the executive, the executive’s spouse and the executive’s dependent children after termination at no cost to the executive for twenty-four (24) months for Mr. Bruno and eighteen (18) months for Mr. Hill, Ms. Gresham, and Mr. Tattoli, and thereafter, such coverage may be extended provided the executive pays the employee portion of the insurance premium; accelerated vesting of outstanding equity awards, with the vesting of performance-based awards measured against performance criteria as of the most recent quarter-end; and reimbursement of up to $25,000 for outplacement services for a period of twelve months following termination.

(II) if such termination occurs at any time within two years following a Change in Control (as defined below):

(1) an amount equal to the sum of (a) a multiple (three (3) for Mr. Bruno and two and one-half (2 ½) for Mr. Hill, Ms. Gresham and Mr. Tattoli) times the sum of (i) the executive’s annual base salary as in effect immediately prior to the termination, and (ii) the target annual incentive bonus the executive could have earned for the year of termination, plus (b) the Pro-Rata Bonus (together, the “Change in Control Payment”); and

(2) continued coverage under the Company’s medical, dental and group life insurance plans for the executive, executive’s spouse and the executive’s dependent children at no cost to the executive for thirty-six (36) months for Mr. Bruno and thirty (30) months for Mr. Hill, Ms. Gresham and Mr. Tattoli, and thereafter, such coverage may be extended provided the executive pays the employee portion of the insurance premium; accelerated vesting of outstanding equity awards, with the vesting of performance-based awards measured against performance criteria as of the most recent quarter-end; and reimbursement of up to $25,000 for outplacement services for a period of twelve months following termination.

In the event that the payments and benefits received by an executive in connection with a Change in Control constitute “parachute payments” (as defined in Section 280G of the Code), the payments and benefits provided to that executive shall either be reduced to $1.00 below the amount that would subject the payments to excise taxes pursuant to Section 4999 of the Code, or paid in full, whichever will result in the better net tax position for the executive.

The 2024 Employment Agreements provide that any unvested contributions to the executives’ accounts with respect to our Nonqualified Deferred Compensation Plan would vest upon the executive reaching age 62 and would likewise immediately vest upon (i) termination of the executive’s employment due to death or Disability, (ii) non-renewal of the executive’s employment agreement with the Company, (iii) termination by the executive for Good Reason, or (iv) a Change in Control event. The 2024 Employment Agreements also provide that notwithstanding anything to the contrary within an individual award agreement, any restricted stock awards granted to the executive will not be forfeited upon the executive’s voluntary retirement on or after age 62. Additionally, the 2024 Employment Agreements provide benefits to each executive upon his or her voluntary retirement on or after age 62, consisting of continued coverage under the Company’s medical, dental, and group life insurance plans for the executive, the executive’s spouse and the executive’s dependent children after termination at no cost to the executive for twenty-four (24) months for Mr. Bruno and eighteen (18) months for Mr. Hill, Ms. Gresham, and Mr. Tattoli, and thereafter, such coverage may be extended provided the executive pays the employee portion of the insurance premium. Currently, Mr. Bruno is the only NEO that has reached the age 62 vesting requirement.

The Severance Payment or the Change in Control Payment, as applicable, will generally be paid to the executive in equal installments over a twelve-month period following the applicable termination of employment, although certain payments may be made at different times in order to comply with Section 409A of the Code.

The 2024 Employment Agreements contain customary confidentiality restrictions and impose noncompetition restrictions on the executives during their employment and for a period of two years following a termination of employment for any reason other than a termination by us without Cause or by the executive without Good Reason.

For purposes of the 2024 Employment Agreements, the terms below are generally defined as follows:

•
“Cause” means the executive (i) has been convicted of a misdemeanor involving moral turpitude or a felony, (ii) has engaged in conduct which is materially injurious (monetarily or otherwise) to us or any of our affiliates, or (iii) has engaged in gross negligence or willful misconduct in the performance of executive’s duties.
•
“Change in Control” means a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company if (i) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% or more of the common equity of the resulting entity, (ii) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% of the voting securities of the resulting entity, or (iii) the persons who were members of the Board of Directors immediately prior to the transaction are not the majority of the board of the resulting entity immediately after the transaction. A Change in Control also occurs when (i) there is shareholder approval of a plan of dissolution or liquidation of the Company, (ii) any person or entity acquires or gains ownership of control of more than 30% of the combined voting power of outstanding securities of the Company or resulting entity, or (iii) a change in the composition of the Board of Directors the results of which are that fewer than a majority of the directors are incumbent directors.
•
“Disability” means that the executive has become incapacitated by accident, sickness or other circumstance that renders the executive mentally or physically incapable of performing the duties and services required of the executive pursuant to the 2024 Employment Agreements on a full-time basis for a period of at least 180 consecutive calendar days.
•
“Good Reason” means (i) a material diminution in the executive’s authority, duties or responsibilities, (ii) a permanent change in location of executive’s principal place of employment that is more than 50 miles away from the prior location, (iii) a material breach by us of any material provision of the 2024 Employment Agreements, or (iv) a material diminution of the executive’s annual base salary.

Nonqualified Deferred Compensation Plan

See the Nonqualified Deferred Compensation Table on page 43 and subsequent narrative discussion for a description of the benefits payable to the NEOs under the Nonqualified Deferred Compensation Plan upon death or separation from service and in connection with a change in control.

Equity Award Program

Awards under our PSAP and RSAP will vest in full (at target award) in the event an NEO’s service is terminated by reason of his or her death or disability or upon the occurrence of a Change in Control. As of December 31, 2025, following the vesting of the 2023 PSAP award, based on grant date fair value under the Monte Carlo simulation method, Mr. Bruno has two PSAP awards worth $12.3 million in aggregate, Mr. Hill has two PSAP awards worth $4.2 million in aggregate, Ms. Gresham has two PSAP awards worth $2.0 million in aggregate, and Mr. Tattoli has two PSAP awards worth $2.0 million in aggregate and three RSAP awards worth $23,000 in aggregate. Please see table in “Information About Our Named Executive Officers - Outstanding Equity Awards at Fiscal Year End” on page 41 for further description of the assumptions used to calculate the value of the awards.

The tables below reflect the amount of compensation that would be payable to each of Messrs. Bruno, Hill, Ms. Gresham and Mr. Tattoli in various scenarios involving termination of the NEO’s employment, including following a change in control. The amount of compensation payable to each applicable NEO upon voluntary termination, involuntary not-for-cause termination (non-change in control), voluntary termination for good cause or involuntary termination following a change in control, involuntary for cause termination, and termination in the event of death or disability of each applicable NEO is shown below. The amounts shown assume that the termination was effective on December 31, 2025, and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the applicable NEOs upon their termination. The amounts payable upon termination following a change in control assume that the change in control occurred on December 31, 2025, and the termination was effective the same day. The actual amounts to be paid out can only be determined at the time of the applicable NEO’s separation from the Company. Each NEO would also have available the value of unvested shares reflected in the Outstanding Equity Awards at Fiscal Year End table, if any. The value of accelerated equity award amounts reflected below have been calculated using the closing price of our common stock on December 31, 2025 (the last trading day of 2025) of $16.03.

Lawrence Bruno	Voluntary Termination on 12/31/2025 (1) ($)	Involuntary Not For Cause Termination on 12/31/2025 (1) ($)	For Cause Termination on 12/31/2025 ($)	Termination related to Change-in- Control on 12/31/2025 ($)	Disability on 12/31/2025 (1) ($)	Death on 12/31/2025 (1) ($)
Compensation:
Severance	—	1,773,824	—	5,321,472	—	—
Short-term Incentive	—	886,912	—	886,912	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	12,255,801	—	12,255,801	12,255,801	12,255,801
Benefits & Perquisites:
Health and Welfare Benefits	717,300	717,300	—	717,300	—	—
Outplacement Services	—	25,000	—	25,000	—	—
Accelerated Deferred Comp	—	—	—	—	—	—
Total	717,300	15,658,837	—	19,206,485	12,255,801	12,255,801

Christopher S. Hill	Voluntary Termination on 12/31/2025 (1) ($)	Involuntary Not For Cause Termination on 12/31/2025 (1) ($)	For Cause Termination on 12/31/2025 ($)	Termination related to Change-in- Control on 12/31/2025 ($)	Disability on 12/31/2025 (1) ($)	Death on 12/31/2025 (1) ($)
Compensation:
Severance	—	697,632	—	2,034,760	—	—
Short-term Incentive	—	348,816	—	348,816	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	4,158,567	—	4,158,567	4,158,567	4,158,567
Benefits & Perquisites:
Health and Welfare Benefits	626,600	626,600	—	626,600	—	—
Outplacement Services	—	25,000	—	25,000	—	—
Accelerated Deferred Comp	—	180,816	—	180,816	180,816	180,816
Total	626,600	6,037,431	—	7,374,559	4,339,383	4,339,383

Gwendolyn Y. Gresham	Voluntary Termination on 12/31/2025 (1) ($)	Involuntary Not For Cause Termination on 12/31/2025 (1) ($)	For Cause Termination on 12/31/2025 ($)	Termination related to Change-in- Control on 12/31/2025 ($)	Disability on 12/31/2025 (1) ($)	Death on 12/31/2025 (1) ($)
Compensation:
Severance	—	611,832	—	1,784,510	—	—
Short-term Incentive	—	305,916	—	305,916	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	1,989,323	—	1,989,323	1,989,323	1,989,323
Benefits & Perquisites:
Health and Welfare Benefits	389,000	389,000	—	389,000	—	—
Outplacement Services	—	25,000	—	25,000	—	—
Accelerated Deferred Comp	—	157,076	—	157,076	157,076	157,076
Total	389,000	3,478,147	—	4,650,825	2,146,399	2,146,399

Mark D. Tattoli	Voluntary Termination on 12/31/2025 (1) ($)	Involuntary Not For Cause Termination on 12/31/2025 (1) ($)	For Cause Termination on 12/31/2025 ($)	Termination related to Change-in- Control on 12/31/2025 ($)	Disability on 12/31/2025 (1) ($)	Death on 12/31/2025 (1) ($)
Compensation:
Severance	—	611,832	—	1,784,510	—	—
Short-term Incentive	—	305,916	—	305,916	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	2,012,567	—	2,012,567	2,012,567	2,012,567
Benefits & Perquisites:
Health and Welfare Benefits	628,900	628,900	—	628,900	—	—
Outplacement Services	—	25,000	—	25,000	—	—
Accelerated Deferred Comp	—	155,076	—	155,076	155,076	155,076
Total	628,900	3,739,291	—	4,911,969	2,167,643	2,167,643
(1)
Messrs. Bruno and Hill, Ms. Gresham and Mr. Tattoli could vest in PSAP awards following termination if the performance criteria for vesting is met at the end of the Performance Period. See table of Outstanding Equity Awards at December 31, 2025 on page 42.

Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the ratio of our CEO’s compensation to the annual total compensation of our median employee with respect to fiscal year 2025.

We determined that the annual total compensation of our CEO, Mr. Bruno, for 2025 was $5,604,877.20 for the purpose of the CEO pay ratio calculation. We determined that the median of the annual total compensation from the population of our employees (other than Mr. Bruno) was $46,614; therefore, the ratio of these two amounts is 120 to 1. Please see the Summary Compensation table on page 39 for our CEO’s compensation for 2025.

Our most recent identification of the median employee was performed in 2023, during which we prepared a database including the total cash compensation consisting of base salary, allowance, bonus and other cash compensation paid as reflected in our payroll records for our global workforce (other than our CEO). We annualized the total cash compensation of all our employees, including those hired during 2023. As needed, compensation amounts were converted from local currency to U.S. dollars. We did not include any cost-of-living adjustments and did not apply a statistical sampling method.

Given that there have not been any material changes to the Company’s employee population and employee arrangements that would significantly affect the pay ratio disclosure, for the purposes of this disclosure, we have used the same median employee in the current year’s disclosure. For the median employee we identified from the database in 2023, who remained with the Company in 2025, we updated all compensation elements to calculate total annual compensation with the same methodology used in the Summary Compensation Table in accordance with SEC rules and regulations.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal payroll and employment records, and the methodology described above. SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.

Pay-Versus-Performance Disclosure

As required by Item 402(v) of Regulation S-K, the Company is providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the five years in the period ended December 31, 2025.

The following table summarizes compensation values reported in the Summary Compensation Table for our CEO and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” (calculated in accordance with the SEC’s valuation rules) and the Company’s financial performance for the years ended December 31, 2025, 2024, 2023, 2022 and 2021:

					Value of Initial Fixed $100 Investment Based On:		Stated in Millions
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)(5)	Average Summary Compensation Table Total for Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (2)(5)	Total Shareholder Return	Peer Group Total Shareholder Return (3)	Net Income	ROIC Percentile Rank (4)
2025	4,980,491	3,323,257	1,382,480	1,260,841	61.22	180.69	30,391	68th
2024	5,718,312	6,501,236	1,644,650	1,996,148	47.12	100.52	32,153	52nd
2023	7,988,083	3,867,277	1,940,393	1,182,476	47.94	112.82	37,025	81st
2022	6,406,396	4,556,233	1,602,578	1,251,954	54.77	110.75	19,658	72nd
2021	6,548,130	3,511,963	1,512,288	790,566	60.07	69.56	20,219	100th
(1)
For each year listed the CEO is Mr. Bruno and the non-CEO NEOs are Messrs. Hill, and Tattoli and Ms. Gresham.
(2)
The values in this column disclose the amount of compensation actually paid calculated in accordance with SEC rules. These amounts do not reflect the actual amounts of compensation paid to our NEOs during the respective year. More detailed tables follow these footnotes to explain the adjustments that were made to the Summary Compensation Table values.
(3)
The values in this column disclose the cumulative total shareholder return of the Philadelphia Oil Service Index (“OSX”) as of December 31 for each respective year.

(4)
ROIC is the most important performance condition associated with NEO equity incentive compensation that is not otherwise required to be disclosed in this table. ROIC percentile rank reflects proforma adjustments for extraordinary events occurring in 2022. ROIC is based on Bloomberg's calculation on the trailing four quarters from the most recently reported quarter and the average of the balance sheet of the most recent reported quarter with the balance sheet from twelve months prior.
(5)
There are no pension-related adjustments required for our CEO or other NEOs during any of the fiscal years included in this table.

The following tables contain a breakdown of the “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to Other NEOs” included in the table above.

2025
CEO SUMMARY COMPENSATION TABLE TOTALS	4,980,491
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table (1)	(3,505,105)
Fair value at year end of equity awards granted during the year	3,236,113
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(292,655)
Change in fair value of equity awards granted in prior years that vested as of the end of the year	(1,095,587)
Equity awards granted in prior years that were forfeited during the year	—
Dividends or other earnings paid on equity awards during the year	—
Total Equity Award Related Adjustments	(1,657,234)
COMPENSATION ACTUALLY PAID TOTALS	3,323,257
(1)
The value is calculated based on grant date fair value of the equity awards granted to our CEO, Mr. Bruno. See the Summary Compensation Table for details.

2025
NON-CEO NEOS SUMMARY COMPENSATION TABLE TOTALS	1,382,480
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table (1)	(775,732)
Fair value at year end of equity awards granted during the year	716,200
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(49,041)
Change in fair value of equity awards granted in prior years that vested as of the end of the year	(13,067)
Equity awards granted in prior years that were forfeited during the year	—
Dividends or other earnings paid on equity awards during the year	—
Total Equity Award Related Adjustments	(121,639)
COMPENSATION ACTUALLY PAID TOTALS	1,260,841
(1)
The values in this row are calculated based on grant date fair value of the equity awards granted to our other NEOs (other than the CEO) for the respective year. See the Summary Compensation Table for details.

Disclosure of Most Important Performance Measures for Fiscal Year 2025

The following table contains the five most important financial performance measures used by our Compensation Committee to link “compensation actually paid” to our CEO and other NEOs in 2025 with Company performance. Each of these performance measures are discussed further herein above.

Most Important Performance Measures
End of Performance Period ROIC Percentile Rank
Revenue Growth
Expansion of Operating Margins
EPS Growth
Total Shareholder Return

The charts on the following page reflect the Compensation Actually Paid (“CAP”) over the five-year period ended December 31, 2025. Factors impacting the CEOs’ and Other NEOs’ CAP over the five-year period include:

•
Fluctuation in the Company’s share price impacting the value of vested and unvested PSAP awards.
•
Temporary reduction in the base salaries for the CEO and Other NEOs by 20% during the global pandemic. These temporary reductions were effective from April 2020 through December 2021.
•
Bonuses for the CEO and Other NEOs in 2021, 2022, 2023, 2024 and 2025 were paid at a reduced rate from what was earned, 35.0% for 2021, 50.0% for 2022, 35.5% for 2023, 90.0% for 2024, and 36.0% for 2025.

aid vs. TS

Compensation Actually Paid vs. Net Income
$10
$8
$6
$4
$2
$-
Compensation Actually Paid ($MM)
$40
$35
$30
$25
$20
$15
$10
$5
$-
CLB Net Income ($MM)
$20.2
$19.7
$37.0
$32.2
$31.8
$3.5
$3.9
$3.9
$3.3
$0.8
$1.3
$1.2
$1.4
$1.3
2021
2022
2023
2024
2025
CEO CAP
Other NEO CAP
CLB Net Income

Compensation Actually Paid vs. ROIC Rank
Compensation Actually Paid ($MM)
$10
$8
$6
$4
$2
$-
100%ile
80%ile
60%ile
40%ile
20%ile
0%ile
CLB ROIC Percentile Rank
100%ile
72%ile
81%ile
52%ile
68%ile
$3.5
$0.8
$4.6
$1.3
$3.9
$1.2
$3.9
$1.4
$3.3
$1.3
2021
2022
2023
2024
2025
CEO CAP
Other NEO CAP
CLB ROIC

aid vs. Net Income

Compensation Actually Paid vs. ROIC Ran

COMPENSATION COMMITTEE REPORT

In preparation for the filing of this proxy statement with the SEC, the Compensation Committee:

•
reviewed and discussed the Company’s disclosure set forth herein below the heading “Compensation Discussion and Analysis” with management; and
•
based on the reviews and discussions referred to above, recommended to the Board that the disclosure set forth herein below the heading “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2025.

Submitted by the Compensation Committee of the Board of Directors.

COMPENSATION COMMITTEE

Harvey Klingensmith (Chairman)

Katherine Murray

Kwaku Temeng

AUDIT COMMITTEE REPORT

For the year ended December 31, 2025, the Audit Committee consisted of Mmes. Carnes and Murray, and Mr. Anastasio. The Company has determined that: (1) each member of the Audit Committee is independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE; and (2) all current Audit Committee members are financially literate. In addition, Mmes. Carnes and Murray, and Mr. Anastasio each qualify as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Audit Committee:

•
reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2025 with management and with the independent registered public accountants;
•
considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management, with the internal auditors and with the independent registered public accountants;
•
reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and the letter from the independent registered public accountants received by the Audit Committee as required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants’ independence, and (3) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301, Communication with Audit Committees;
•
discussed with management, with the internal auditors and with the independent registered public accountants the process by which the Company’s Chief Executive Officer and Chief Financial Officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10-Q;
•
pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining KPMG’s independence, and concluded that KPMG’s independence was not compromised by the provision of such services (details regarding the fees paid to KPMG in fiscal 2025 for audit services, audit-related services, tax services and all other services, are set forth at “Audit Fee Summary” below); and
•
based on the reviews and discussions referred to above, recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

A copy of the Audit Committee’s written charter may be found on the Company’s website at https://www.corelab.com/corporate-business-executives.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s financial statements.

The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent registered public accountants and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

Submitted by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Martha Z. Carnes (Chairman)

Katherine Murray

Curtis Anastasio

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fee Summary

The Audit Committee approved in advance 100% of the audit fees, including all non-audit fees. For the 2024 and 2025 fiscal years, KPMG served as the Company’s independent auditor. Set forth below is a summary of the total fees incurred by the Company for services provided by KPMG related to fiscal years 2025 and 2024. These fees consisted of:

	2025	2024
Audit Fees	2,405,000	2,891,084
Audit-Related Fees	—	—
Tax Fees	399,700	375,240
All Other Fees	538	—
Total	$2,805,238	$3,266,324

Audit Fees

Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, assistance with and review of documents filed with the SEC in the United States work performed in connection with the audit and quarterly reviews, statutory audits, and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002. This category also includes fees for services consisting primarily of comfort letters, consents, and work performed related to other public filings.

Audit-Related Fees

Audit-related fees consist primarily of attestation services required by statute or regulation and certain agreed-upon procedures including accounting and research work necessary to comply with generally accepted auditing standards.

Tax Fees

Tax fees include professional services provided for preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audit.

All Other Fees

The fees identified under this caption were for all other non-audit services, including permissible business and advisory consulting services.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services to be performed by its independent auditors, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the Audit Committee’s responsibility to management.

In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have the independent auditor perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The Audit Committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional Audit Committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the Audit Committee has the authority to pre-approve requests for services. At each subsequent Audit Committee meeting, the chair of the Audit Committee reports any interim pre-approvals since the last meeting.

AGENDA ITEMS

Item 1. Election of Class I Directors

Our Certificate of Incorporation and Bylaws provide for the number, tenure and election of Directors. Our Board of Directors currently has seven members who are divided into three classes. Each class is elected for a three-year term such that the term of one class of Directors expires at the annual meeting each year.

For the 2026 Annual Meeting, the Board of Directors is proposing the re-election of two current Class I members, effective at the conclusion of the 2026 Annual Meeting. Specifically, the Board of Directors is proposing the re-election of Harvey Klingensmith and Curtis Anastasio as Class I Directors. All Class I candidates are being nominated for terms expiring at the annual meeting in 2029. Please see “Information About Our Directors and Director Compensation - Board of Directors” for biographical information of our Directors.

Candidates for Director are recommended by the Nominating Committee to our Board. Our Board then nominates selected candidates, who are elected at the annual meeting by the affirmative vote of a plurality of votes cast at the meeting. You may vote for all of these nominees, any one or more of these nominees, or none of these nominees. Under the Company’s Bylaws, shares of common stock abstaining from voting (i.e., withheld votes) and broker non-votes shall be treated as present for the purposes of determining the presence or absence of a quorum. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Additionally, broker non-votes will have no effect on the election of the nominees.

Unless otherwise instructed or unless the proxy is withdrawn, the accompanying proxy will be voted for the election of the two nominees listed above to serve under the terms and conditions described within this proxy statement. If at the time of, or prior to, the 2026 Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Board. The Board has no reason to believe that any substitute nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein. Shareholders may not cumulate their votes in the election of Directors.

The elections set out above will be put to a vote separately and those votes shall be considered to constitute separate sub-items of Item 1.

The Board recommends that shareholders vote “FOR” the two Class I nominees for Director as set forth above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 2. Ratification of Appointment of KPMG as our Independent Registered Public Accounting Firm for 2026

The Audit Committee of the Board has recommended, and the Board has approved the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2026, subject to approval by our shareholders. We have invited representatives of KPMG to the 2026 Annual Meeting and we expect one such representative to attend. If such representative should attend, we expect that he or she will be available to respond to questions and will have the opportunity to make a statement if he or she desires to do so.

The affirmative vote of holders of a majority of shares present or represented by proxy and entitled to vote at the 2026 Annual Meeting is required to ratify the appointment of KPMG as our independent registered public accountants for 2026. Under the Company’s Bylaws, shares of common stock abstaining from voting and broker non-votes shall be treated as present for purposes of determining the presence or absence of a quorum at the 2026 Annual Meeting. Abstentions will have the same effect as a vote “against” this proposal, but broker non-votes will have no effect on the outcome.

The Board recommends that the shareholders vote “FOR” the ratification of the appointment of KPMG as our independent registered public accountants for the year ending December 31, 2026, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 3. To Approve, On an Advisory Basis, the Compensation of our Named Executive Officers as Described in the CD&A Section of this Proxy Statement

We and our Board recognize that executive compensation is an important matter for our shareholders. As described in detail in the Compensation Committee’s report and the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Compensation Committee strives to base awards of the substantial majority of executive compensation on performance metrics that are directly linked to the consequent long-term increase in the value of the Company for its owners - the shareholders. It is always the intention of the Compensation Committee that our NEOs be compensated competitively and consistent with our strategy, sound corporate governance principles, and shareholder interests and concerns. As described in the CD&A section, we believe our compensation program is strongly aligned with the long-term interests of our shareholders. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the NEOs.

We believe that shareholders, by voting for directors individually as described in Item No. 1, have had a clear ability to express their approval or disapproval of the performance of the Board and, specifically, any Directors serving on the Compensation Committee; however, the United States Congress has enacted legislation pursuant to Section 14A of the Exchange Act requiring a non-binding advisory “Say on Pay” vote on executive compensation and we welcome the opportunity to give our shareholders an opportunity to provide us with such a vote on executive compensation at our 2026 Annual Meeting.

We are therefore asking shareholders to vote on the following resolution:

“Resolved, the shareholders approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables.”

As an advisory vote, Item 3 is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.

The affirmative vote of holders of a majority of shares present or represented by proxy and entitled to vote at the 2026 Annual Meeting is required for approval of this agenda item. Under the Company’s Bylaws, shares of common stock abstaining from voting and broker non-votes shall be treated as present for purposes of determining the presence or absence of a quorum at the 2026 Annual Meeting. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Board recommends that shareholders vote “FOR” the approval of, on an advisory basis, the compensation philosophy, policies and procedures described in the CD&A, and the compensation of the Company’s named executive officers disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables.

Item 4. Other Matters to Be Voted On

The Board does not know of any other matters that are to be presented for action at the 2026 Annual Meeting. However, if any other matters properly come before the 2026 Annual Meeting or any adjournment thereof, it is intended that the accompanying proxy will be voted in accordance with the judgment of the persons voting the proxy.

OTHER PROXY MATTERS

Information About Our 2027 Annual Meeting: Shareholder Proposals and Shareholder Access

Pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals intended for inclusion in our proxy statement for our 2027 Annual Meeting must be received by the Secretary of the Company at our registered offices in Houston, Texas no later than December 1, 2026, or as otherwise permitted by applicable law. Rule 14a-8 proposals must also comply with the requirements of Rule 14a-8 of the Exchange Act and the Company’s Bylaws in order to be eligible for inclusion in the Company’s proxy materials for the 2027 Annual Meeting.

Notice of shareholder proposals and shareholder director nominations to be presented at the 2027 Annual Meeting, but not included in the proxy statement, must be in compliance with the advance notice provisions and information required by the Company’s Bylaws. Such notice must be received in writing by the Secretary of the Company at our registered offices in Houston, Texas not earlier than the close of business on the 120th day prior to the first anniversary of the 2026 Annual Meeting and not later than the close of business on the 90th day prior to the first anniversary of the 2026 Annual Meeting. However, if the 2027 Annual Meeting is called for a date that is greater than 30 days before or greater than 60 days after the anniversary date of the 2026 Annual Meeting, notice must be received not earlier than the close of business on the 150th day prior to the date of the 2027 Annual Meeting and not later than the close of business on the later of the 120th day prior to the 2027 Annual Meeting or, if the first public announcement of the date of the 2027 Annual Meeting is fewer than 100 days prior to the date of the 2027 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. Accordingly, for our 2027 Annual Meeting, assuming the meeting is held on a date that is not greater than 30 days before or greater than 60 days after the anniversary date of the 2026 Annual Meeting, notice of a nomination or proposal must be received by the Company at our registered offices no earlier than the close of business on January 12, 2027, and no later than the close of business on February 11, 2027. Under the rules of the Exchange Act, we may use discretionary authority to vote with respect to any proposal not included in our proxy materials that is presented by a shareholder in person at the 2027 Annual Meeting if the shareholder making the proposal has not given notice to us by February 11, 2027.

Any shareholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of Rule 14a-19 of the Exchange Act (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the Company’s advance notice provisions of its Bylaws. Thus, if a shareholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of the Company’s Bylaws for the 2027 Annual Meeting, then such shareholder must also provide proper written notice that sets forth all the information required by Rule 14a-19 to the Company at our registered offices in Houston, Texas not earlier than the close of business on the 120th day prior to the first anniversary of the 2026 Annual Meeting and not later than the close of business on the 90th day prior to the first anniversary of the 2026 Annual Meeting. However, if the 2027 Annual Meeting is called for a date that is greater than 30 days before or greater than 60 days after the anniversary date of the 2026 Annual Meeting, notice must be received not earlier than the close of business on the 150th day prior to the date of the 2027 Annual Meeting and not later than the close of business on the later of the 120th day prior to the 2027 Annual Meeting or, if the first public announcement of the date of the 2027 Annual Meeting is fewer than 100 days prior to the date of the 2027 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. Accordingly, for our 2027 Annual Meeting, assuming the meeting is held on a date that is not greater than 30 days before or greater than 60 days after the anniversary date of the 2026 Annual Meeting, notice must be received by the Company at our registered offices no earlier than the close of business on January 12, 2027, and no later than the close of business on February 11, 2027.

Shareholders Sharing the Same Address

The Company is sending only one copy of its proxy statement to shareholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received mail via post this year and you would like to have additional copies of the Company’s proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Mark D. Tattoli, Secretary, Core Laboratories Inc, 6316 Windfern Road, Houston, Texas 77040 or by phone at +1 (713) 328-2673. You may also contact the Company if you received multiple copies of the 2026 Annual Meeting materials and would prefer to receive a single copy in the future.

Incorporation by Reference

The information contained in this proxy statement in the sections entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Other Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to Mark D. Tattoli, Secretary, Core Laboratories Inc., 6316 Windfern Road, Houston, Texas 77040.

By Order of the Board of Directors,

Lawrence Bruno

Chairman

Houston, Texas

March 31, 2026

CORE LABORATORIES INC. 6316 WINDFERN ROAD HOUSTON, TEXAS 77040

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on May 11, 2026 for shares held directly and by 11:59 P.M. Eastern Daylight Time on May 7, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Daylight Time on May 11, 2026 for shares held directly and by 11:59 P.M. Eastern Daylight Time on May 7, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M52480-P33425-P33515	KEEP THIS PORTION FOR YOUR RECORDS

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORE LABORATORIES INC.
The Board of Directors recommends you vote FOR the following:	For	Withhold

1. To re-elect two current Class I Directors to serve under the terms and conditions described within the proxy statement until our annual meeting in 2029 and until their successors shall have been duly elected and qualified;

1a) Harvey Klingensmith		
1b) Curtis Anastasio		

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2026; and			

3. To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis (“CD&A”), and the compensation of the Company’s named executive officers as disclosed pursuant to the U.S. Securities and Exchange Commission’s compensation disclosure rules, including the compensation tables.

			
NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

M52481-P33425-P33515

CORE LABORATORIES INC.
Annual Meeting of Shareholders
May 12, 2026 9:00 AM CDT
This proxy is solicited by the Board of Directors

This Proxy is being solicited by the Board of Directors of Core Laboratories Inc. for the Annual Meeting of Shareholders to be held on Tuesday, May 12, 2026.

The undersigned hereby constitutes and appoints Lawrence Bruno, Chairman and Chief Executive Officer of the Company, and Mark Tattoli, General Counsel of the Company, and each or any of them, his/her true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held at the Hotel Zaza, Memorial City, 9787 Katy Freeway, Houston, Texas 77024, on Tuesday, May 12, 2026 at 9:00 a.m. CDT and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side